Exhibit 3.1

FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

DICE MOLECULES HOLDINGS, LLC

(a Delaware limited liability company)

This Fifth Amended and Restated Limited Liability Company Agreement (this “Agreement”) of DiCE Molecules Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into effective as of August 20, 2021 (the “Effective Date”) by and between the persons and entities who are identified as Members on Schedule 1 attached hereto or who become Members after the Effective Date in accordance with the provisions of this Agreement. Certain capitalized words and phrases in this Agreement shall have the meanings set forth in Exhibit A.

RECITALS:

WHEREAS, certain of the Members adopted that certain Fourth Amended and Restated Limited Liability Company Agreement dated as of December 18, 2020 (the “Prior LLC Agreement”);

WHEREAS, pursuant to that certain Series C-1 Preferred Unit Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), among the Company and certain Members, such Members are purchasing Series C-1 Preferred Units (as defined below) from the Company; and

WHEREAS, in connection with the entry into the Purchase Agreement the parties hereto wish to amend and restate the Prior LLC Agreement in its entirety to read as set forth herein, and the parties hereto wish to enter into this Agreement for the purposes of, among other things, setting forth the provisions regarding the governance and management of the Company, and the rights and obligations of the Members.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1. Organization of the Company.

a. Name; Organization. The name of the limited liability company is DiCE Molecules Holdings, LLC.

b. Purpose; Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101, et seq.) as may be amended from time to time (the “Delaware Act”) or by any other law or by this Agreement, together with any powers incidental thereto.

c. Principal Office; Registered Office. The principal office of the Company shall be 279 E. Grand Ave., South San Francisco, CA, 94080, or at such other location as hereafter may be determined by the Board (as defined below). The registered agent for service of process in the State of Delaware and the address of the registered office of the Company shall be as set forth in the Company’s Certificate of Formation.

d. Effectiveness; Term. The Members agree that, effective as of the date set forth in the first paragraph of this Agreement, the rights, duties and obligations of the Members shall be as provided in this Agreement and, except as herein otherwise expressly provided, in the Delaware Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Delaware Act.

e. Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

f. No Partnership Intended for Nontax Purposes. Although the Members intend for the Company to be a partnership for state and federal income tax purposes, the Company is a Delaware limited liability company and not a general or limited partnership, and no Member shall have personal liability for any Company operations, debts, obligations or liability merely as a result of being a Member.

g. Filing of Other Certificates. The Company’s executive officers shall execute, file, publish, and record all certificates, notices, statements, and other instruments and amendments thereto for the formation and operation of a limited liability company as the executive officers deem appropriate.

h. Effect of Inconsistencies with the Delaware Act. To the extent that any provision of this Agreement is prohibited or ineffective under the Delaware Act, this Agreement shall be deemed to be amended to the smallest degree possible in order to make this Agreement effective under the Delaware Act in accordance with the intent of the parties. In the event the Delaware Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

2. Members; Membership Interest Units; Capital Contributions

a. Classes of Units.

(i) The limited liability company interests of Members (including without limitation all rights to distributions and other amounts specified in this Agreement, as well as all rights to vote on, consent to, or approve matters related to the Company) shall be denominated in units of membership interests in the Company (each a “Unit” and collectively, the “Units”), and the relative rights, privileges, preferences and obligations of the Members with respect to Units shall be determined under this Agreement and the Delaware Act to the extent provided herein and therein.

(ii) As of the Effective Date, the Company shall be authorized to issue two classes of Units which are designated as Common Units (the “Common Units”) and Preferred Units (the “Preferred Units”). The Preferred Units shall be convertible into Common Units in accordance with the provisions set forth on Exhibit B. The Company shall at all times keep available a sufficient number of Common Units for issuance upon conversion of the Preferred Units. The Company shall be authorized to issue not more than (A) 109,906,000 Common Units and (B) 79,282,370 Preferred Units, of which (I) 3,500,000 are designated “Series A-1 Preferred Units” (the “Series A-1 Preferred Units”), (II) 2,809,731 are designated “Series A-2 Preferred Units” (the “Series A-2 Preferred Units”), (III) 23,749,923 are designated “Series B Preferred Units” (the “Series B Preferred Units”), (IV) 31,438,492 are designated “Series C Preferred Units” (the “Series C Preferred Units”) and (V) 17,784,224 are designated “Series C-1 Preferred Units” (the “Series C-1 Preferred Units”).

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(iii) Units in the Company shall, for all purposes, be personal property. A Member shall have no interest in any specific assets or property of the Company. Each Member waives any and all rights that such Member may have to maintain an action for partition of the Company’s property. In the event of the death or legal disability of any Member, the executor, trustee, administrator, guardian, conservator or other legal representative of such Member shall be bound by the provisions of this Agreement. The Units shall be uncertificated; provided, however, that if requested by a Member, the Company may issue to such Member a certificate signed by a member of the Board or the Company’s duly authorized officers specifying the number and type of Units held by such Member.

b. Initial Members; Additional Members.

(i) Subject to Section 4(e)(ii), the Board may from time to time authorize and cause the Company to issue, pursuant to the Plan or otherwise, additional Units, securities or rights convertible into Units, options or warrants to purchase Units, or any combination of the foregoing, consisting either of the classes of Units authorized hereby or as otherwise may be authorized in accordance with the terms hereof (collectively, “New Securities”), and with such rights, privileges, preferences and restrictions and other terms and conditions, and in exchange for such cash or other lawful consideration, as the Board may determine, and to admit the holders of such New Securities as Members (“Additional Members”) on such terms as are determined by the Board. Any such New Securities will be issued pursuant to subscription agreements and such other documents deemed appropriate by the Board. The number and the class of Units held by each Member shall be set forth opposite such Member’s name on the Schedule 1, which may, without any need for consent or approval of the Members, be updated by the Company from time to time to account for Additional Members and/or any other changes to the Members of the Company effected in accordance with this Agreement.

(ii) The Members acknowledge and agree that it is their intention to provide for the confidential treatment, as among the Members, of details regarding each Member’s Unit holdings (including number and class) vis-à-vis the other Members. To give effect to this intention, the Schedule of Members shall exist in two forms: (i) a separate schedule for each Member; and (ii) a complete schedule listing information relating to all Members. Each separate schedule shall be made available to the individual Member referenced therein, and the complete schedule shall be viewed solely by the Board, the Members who qualify as Major Holders, the officers of the Company and such other Persons as determined by the Board. To the maximum extent permitted by applicable law, each Limited Information Access Member shall not be entitled to (and hereby irrevocably waives) any rights such Member might otherwise have to view or otherwise gain access to the Unit details of any other Member. In the event that any issue arising under this Agreement turns upon information set forth on the Schedule of Members, any Member may request that, at the Company’s expense, the Company’s attorneys or accountants confirm that such issue was properly addressed or resolved in accordance with the terms of this Agreement, but shall not thereby be entitled to view or otherwise gain access to the number of Units or other details of any other Member. All references in this Agreement to the Schedule of Members shall be interpreted in such manner as to give effect to the intentions of this paragraph.

c. Company Right to Repurchase Units. Certain Members have and/or may in the future acquire units that are subject to repurchase by the Company on terms set forth in the Plan and/or a separate membership unit restriction, restricted unit purchase agreement or other agreement (such agreements sometimes referred to herein as a “Restricted Unit Purchase Agreement” or “RUPA”). Each Member acknowledges and agrees that the Company (and/or its assignee) shall have the right to repurchase all or a portion of a Member’s Units purchased, if (and to the extent) set forth in any RUPA and/or other agreement entered into between the Company and such Member.

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d. Each recipient of any unit subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code agrees to timely and properly file an election under Section 83(b) of the Code with respect to all such units, and shall promptly provide the Company with a copy of such election.

e. Withdrawal. A Member may not resign or withdraw from the Company prior to the dissolution and winding up of the Company pursuant to Section 8 hereof; provided, however, that a Member who Transfers 100% of his, her or its Units to the Company or to an assignee that becomes a Member in accordance with Section 9 hereof will automatically cease to be a Member.

f. Capital Accounts; Capital Contributions. A separate capital account (a “Capital Account”) shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and as described in detail in Exhibit C to this Agreement. The Capital Accounts of each Member will reflect the initial capital contribution, if any, made by such Member upon admission as a Member of the Company, as well as any additional capital contributions made by such Member thereafter; provided, however, that no Member shall be required to make any additional capital contribution to the Company. No Member shall be required to pay the Company any deficit or negative balance which may exist from time to time in the Member’s Capital Account (including without limitation upon and after dissolution of the Company). No Member shall be entitled to receive any interest on such Member’s capital contributions.

g. Loans by Members. A Member may make a loan or advance money or property to or on behalf of the Company only on such terms (including as to security) as may be agreed by such Member and approved by the Board and the Requisite Investor Managers (as defined below). Such loan or advance shall not increase the Member’s Capital Account, entitle the lending Member to any greater share of Company distributions or subject such lending Member to any greater proportion of Company losses. The amount of such loans or advances shall be a debt owed by the Company to the expense against income of the Company. Notwithstanding the foregoing, no Member shall make any loan to the Company if such loan would reasonably be expected to result, directly or indirectly, in any item of “debt-financed taxable income” within the meaning of Section 514 of the Code being realized by the Company.

h. Spousal Consent. In the event that any Member is married and such Member, and such Member’s legal spouse, reside in a community property state, such Member shall, if requested by the Company, promptly deliver a spousal consent to the terms of this Agreement, and any amendment thereto, in a form provided by the Company.

i. No Right to Employment. Each Member acknowledges and agrees that nothing in this Agreement will be construed as providing any Member any right to employment or continuing employment by the Company, nor will it be construed as limiting or otherwise affecting any obligations or duties owed to the Company by a Member who is an employee in his or her capacity as an employee of the Company. Each Member acknowledges that the Company has the right to terminate the employment of any Member who from time to time is or becomes a Member of the Company at any time for any reason, with or without cause, subject only to such Member’s written employment contract, if any.

j. Right of Member to Conduct Business with the Company and Others. Each Member and any Affiliate of the Member shall, notwithstanding the Member’s ownership of Units in the Company, have the right to:

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(i) engage in or possess an interest in other business ventures of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement or the Company’s relationship with the Member established hereby; and

(ii) do business with the Company at any time (including without limitation the power to purchase property from or sell property to the Company and to borrow funds from or lend or advance funds to the Company) in the same manner and with the same rights and obligations as would apply to a person that is not a Member (or Affiliate of a Member) of the Company.

3. Management of the Company.

a. Board of Managers; Authority; Election.

(i) Election. The business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board”) which shall initially be comprised of seven (7) individuals (each, a “Manager”). Unless otherwise required by law or this Agreement, including Section 4(e) hereof, the number of Managers serving on the Board shall be fixed from time to time by resolution of a majority of the Board or of a Unitholder Majority, without any requirement to amend this Agreement; provided, however, that (i) in no event will any decrease in the authorized number of Managers constituting the Board shorten the term of any incumbent Manager, and (ii) any decrease in the authorized number of Managers that would have the effect of eliminating a Manager seat allocated to the Series A-1 Preferred Units, Series B Preferred Units, Series C Preferred Units or Common Units under this Section 3(a)(i) shall require the prior vote or written consent of the holders of a majority of such class or series of Units. Each Manager shall be appointed by the vote or written consent of certain Members, or in accordance with Section 3(a)(ii) or (iii) below, as follows:

(1) For so long as 100,000 Series A-1 Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series A-1 Preferred Units after the Effective Date), the Members holding at least a majority of the Series A-1 Preferred Units, voting as a separate class (the “Series A-1 Preferred Majority”) shall be entitled to elect one (1) Manager (the “Series A-1 Preferred Manager”) at each meeting or pursuant to each consent of the Members for the election of Managers, and to remove from office such Manager and to fill any vacancy caused by the resignation, death or removal of such Manager.

(2) For so long as 100,000 Series B Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series B Preferred Units after the Effective Date), the Members holding at least a majority of the Series B Preferred Units, voting as a separate class (the “Series B Preferred Majority”) shall be entitled to elect two (2) Managers (the “Series B Preferred Managers”) at each meeting or pursuant to each consent of the Members for the election of Managers, and to remove from office such Managers and to fill any vacancy caused by the resignation, death or removal of such Managers.

(3) For so long as 100,000 Series C Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series C Preferred Units after the Effective Date), the Members holding at least a majority of the Series C Preferred Units, voting as a separate class (the “Series C Preferred Majority”) shall be entitled to elect one (1) Manager (the “Series C Preferred Manager” and collectively with the Series A-1 Preferred Manager and the Series B Preferred Managers, the “Preferred Managers”) at each meeting or pursuant to each consent of the Members for the election of Managers, and to remove from office such Manager and to fill any vacancy caused by the resignation, death or removal of such Manager.

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(4) The Members holding at least a majority of the Common Units, voting as a separate class (the “Common Majority”) shall be entitled to elect two (2) Managers (the “Common Managers”) at each meeting or pursuant to each consent of the Members for the election of Managers, and to remove from office such Manager and to fill any vacancy caused by the resignation, death or removal of such Manager.

(5) The Members holding at least a majority of the Units then outstanding, voting together as a single class on an as-converted to Common Units basis (the “Unitholder Majority”) shall be entitled to elect any remaining Managers (the “At-Large Manager(s)”) at each meeting or pursuant to each consent of the Members for the election of Managers, and to remove from office such Manager and to fill any vacancy caused by the resignation, death or removal of such Manager.

(ii) Vacancies Not Caused by Removal. If any vacancy in the office of any Manager exists, such vacancy may be filled (either contingently or otherwise) by the Members as specified in Section 3(a)(i) or, in the case of the Managers specified in Sections 3(a)(i)(1), (4) and (5) only, by a majority of the voting power of the Managers then in office, although less than a quorum, or by a sole remaining Manager then in office, even if such Managers or such sole remaining Manager were not elected by the holders of the class, classes or series of Units that are entitled to elect a Manager or Managers to office under the provisions of Section 3(a)(i) (the “Specified Interests”) and such electing Manager or Managers shall specify at the time of such election the specific vacant Manager seat being filled; provided, however, that where such vacancy occurs among the Managers elected by Specified Interests, the holders of such Specified Interests may override the Board’s action to fill such vacancy by (1) voting for their own designee to fill such vacancy at a meeting of the Members or (2) written consent, if the consenting Members hold a sufficient number of Units to elect their designee at a meeting of the Members.

(iii) Vacancies Caused by Removal. Any Manager elected as provided in the preceding sentences may be removed without cause by, and any vacancy in the office of any such removed Manager may be filled by, and only by, the affirmative vote of the Members holding the Specified Interests entitled to elect such Manager or Managers, given either at a special meeting of such Members duly called for that purpose or pursuant to a written consent of Members.

(iv) Procedure. At any meeting held for the purpose of electing a Manager, the presence in person or by proxy of the holders of a majority of the outstanding voting power of the Specified Interests entitled to elect such Manager shall constitute a quorum for the purpose of electing such Manager and the candidate or candidates to be elected by such Specified Interests shall be those who receive the highest number of affirmative votes (on an as-converted basis) of the outstanding voting power of such Specified Interests. In the case of an action taken by written consent without a meeting, the candidate or candidates to be elected by such Specified Interests shall be those who are elected by the written consent of the Members holding a majority of voting power of such Specified Interests.

(v) A Manager need not be a Member. The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the Company’s purposes, including all powers, statutory or otherwise, including without limitation, the right to execute documents and instruments for the acquisition, mortgage, or disposal of property on behalf of the Company; provided, however, that the prior consent of the Members shall be required for certain actions as set forth in Section 4. Except as otherwise provided in this Agreement, all actions of the Board shall be taken by the affirmative vote of a majority of the Managers then serving on the Board, at a properly held meeting pursuant to Section 3(b) or by unanimous written consent pursuant to Section 3(c).

(vi) Unless specifically authorized to do so by the Board pursuant a delegation of its authority under this Agreement, no Member, employee or other agent of the Company shall have any power or authority to bind the Company, in any way, to pledge its credit or to render it liable for any purpose.

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b. Meetings of Board. Meetings of the Board may be called by any Manager. Notice of any meeting may, notwithstanding Section 11 below, be given, orally, in writing or by electronic transmission (including electronic mail), and shall be given to all Managers not less than forty-eight (48) hours prior to the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, facsimile, electronic mail or other means of electronic transmission. A majority of the total number of Managers authorized pursuant to Section 3(a) shall be required to constitute a quorum for the transaction of business by the Board; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the commencement of the meeting. All such waivers, consents and approvals shall be filed with the Company’s records or made a part of the minutes of the meeting. Managers may participate in any meeting of the Managers by means of conference telephones or other means of electronic communication so long as all Managers participating can hear or communicate with one another. A Manager so participating is deemed to be present at the meeting.

c. Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more of the Managers. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the Members any action or matter (other than the election or removal of Managers) expressly required by the Delaware Act to be submitted to Members for approval or (b) adopting, amending or repealing any term or provision of this Agreement.

d. Board Action by Written Consent. Any action that is permitted or required to be taken by the Board may be taken or ratified by written consent setting forth the specific action to be taken, which written consent is signed by all of the Managers.

e. Fiduciary Duties. Each Manager shall owe, and shall act in a manner consistent with, fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by directors of a Delaware corporation.

f. Excluded Opportunities. Notwithstanding anything to the contrary herein, the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any Person (each such Person, a “Protected Person”) that is (i) the Preferred Manager or any other Manager who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Units or any of their respective partners, members, managers, directors, stockholders, employees or agents (other than someone who is an employee of the Company or any of its subsidiaries), in each case unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Protected Person expressly and solely in such Protected Person’s capacity as a Manager and in the interest of the Company.

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g. Officers.

(i) Subject to the provisions of the Delaware Act and the Certificate of Formation, the Board may determine from time to time to appoint one or more individuals as officers of the Company. An officer need not be a Member of the Company, and any number of offices may be held by the same person. The officers of the Company shall be a chief executive officer and/or a president, a secretary, and a chief financial officer. The Company may also have, at the discretion of the Board such other officers as may be designated from time to time by the Board. Unless otherwise specified in resolutions adopted by the Board, if an officer appointed by the Board has a title that is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such offer of the authority and duties that are normally associated with that office.

(ii) The officers shall be appointed by the Board. Each officer, including an officer elected to fill a vacancy, shall hold office at the pleasure of the Board until his or her successor is elected, except as otherwise provided by the Delaware Act. Any officer may be removed, with or without cause, at any time by the Board.

4. Member Voting Rights.

a. Members Are Not Agents. The management of the Company is vested in the Board. No Member, acting solely in the capacity of a Member, is an agent of the Company, and no Member in such capacity may bind or execute any instrument on behalf of the Company.

b. Actions of Members. Except as otherwise explicitly provided herein, (i) no action may be taken under this Agreement by the Members as such, whether at a meeting, by written consent or otherwise, and (ii) all effective action is to be taken by the Board. Where this Agreement explicitly provides for action by Members, such action may be taken (i) by the affirmative vote of Members holding Units sufficient to authorize such action taken at a meeting of Members called with at least 48 hours’ notice to all Members, or (ii) without prior notice and without a meeting, if consents in writing shall be signed by Members holding Units sufficient to authorize such action.

c. Voting Rights.

(i) Except as expressly provided in this Agreement, Members will have no voting, approval or consent rights. Members will have the right to approve or disapprove only those matters that are specifically stated in this Agreement to be subject to their approval.

(ii) Any vote of the Members shall occur at a meeting of the Members entitled to vote, or by in writing in the manner provided for herein. Each Common Unit shall be entitled to cast one (1) vote on any matter requiring the approval of such Units, and each Preferred Unit shall be entitled to cast one (1) vote for each Common Unit into which such Preferred Unit is then convertible (on an aggregate basis for each holder of Preferred Units) on any matter requiring approval of such Units. Except as provided by law or the provisions of this Agreement, the holders of Preferred Units and holders of Common Units shall vote together on all matters as a single class.

d. Matters Requiring Majority Approval of All Outstanding Units. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not, without the prior approval of Members holding Units representing a Unitholder Majority, agree to or consummate a Liquidation or Deemed Liquidation Event. For the sake of clarity, subject to any additional approvals required under Section 4(e) below, in the event of a Deemed Liquidation Event, for purposes of the approval of the Members required under Section 18-209 of the Delaware Act, the Common Units and the Preferred Units shall vote together as a single class on an as-converted to Common Unit basis, and shall not be considered to be separate “classes” or “groups.”

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e. Matters Requiring Approval of the Requisite Holders. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not, either directly or indirectly (including through any subsidiary of the Company) by amendment, merger, consolidation, reclassification, reorganization or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the prior approval of the Requisite Holders, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) take any action, including the amendment, alteration or repeal of any provision of this Agreement, that materially and adversely alters or changes the rights, preferences or privileges of the Preferred Units;

(ii) authorize or create (by reclassification or otherwise) any new class or series of Units having rights, powers, or privileges set forth in the limited liability company agreement of the Company, as then in effect, that are senior to or on parity with the Preferred Units;

(iii) issue any convertible debt (or any similar convertible instrument, such as Simple Agreements for Future Equity), unless such convertible debt (or such similar convertible instrument) has received the prior approval of the Board (including the approval of the Requisite Investor Managers);

(iv) consummate or consent or agree to consummate a Liquidation or Deemed Liquidation Event;

(v) increase or decrease the authorized size of the Board from seven members; or

(vi) redeem or repurchase any Common Units or Preferred Units (other than pursuant to employee or consultant agreements giving the Company the right to repurchase Units upon the termination of services pursuant to the terms of the applicable agreement).

f. Matters Requiring Majority Approval of the Series B Preferred Units. Notwithstanding anything contained in this Agreement to the contrary, so long as 5,000,000 Series B Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series B Preferred Units after the Effective Date), the Company shall not, either directly or indirectly (including through any subsidiary of the Company) by amendment, merger, consolidation, reclassification, reorganization or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the prior approval of Series B Preferred Majority, consenting or voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) take any action, including the amendment, alteration or repeal of any provision of this Agreement, that adversely alters or changes the rights, preferences or privileges of the Series B Preferred Units; or

(ii) increase or decrease the number of authorized Series B Preferred Units.

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g. Matters Requiring Majority Approval of the Series C Preferred Units. Notwithstanding anything contained in this Agreement to the contrary, so long as 5,000,000 Series C Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series C Preferred Units after the Effective Date), the Company shall not, either directly or indirectly (including through any subsidiary of the Company) by amendment, merger, consolidation, reclassification, reorganization or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the prior approval of Series C Preferred Majority, consenting or voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) take any action, including the amendment, alteration or repeal of any provision of this Agreement, that adversely alters or changes the rights, preferences or privileges of the Series C Preferred Units; or

(ii) increase or decrease the number of authorized Series C Preferred Units.

h. Matters Requiring Majority Approval of the Series C-1 Preferred Units. Notwithstanding anything contained in this Agreement to the contrary, so long as 5,000,000 Series C-1 Preferred Units remain outstanding (subject to adjustment for any unit split, reverse unit split or similar event affecting the Series C-1 Preferred Units after the Effective Date), the Company shall not, either directly or indirectly (including through any subsidiary of the Company) by amendment, merger, consolidation, reclassification, reorganization or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the prior approval of the Members holding at least a majority of the Series C-1 Preferred Units, voting as a separate class (the “Series C-1 Preferred Majority”), consenting or voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) take any action, including the amendment, alteration or repeal of any provision of this Agreement, that adversely alters or changes the rights, preferences or privileges of the Series C-1 Preferred Units; or

(ii) increase or decrease the number of authorized Series C-1 Preferred Units.

i. Clarification. For clarity, it is agreed that neither (i) the creation, authorization or issuance of any new class or series of Units (or any security convertible or exercisable for any such new class or series of Units) nor (ii) the inclusion of such new class or series of Units in the definition of “Preferred Units” in any amendment to this Agreement, shall in and of itself be deemed to alter or change the rights, preferences or privileges of the Preferred Units, Series B Preferred Units, Series C Preferred Units or Series C-1 Preferred Units, and therefore such actions shall not, in and of themselves, require the separate prior written approval of (A) the holders of the Preferred Units pursuant to Section 4(e)(i) above, (B) the holders of Series B Preferred Units pursuant to Section 4(f)(i) above, (C) the holders of Series C Preferred Units pursuant to Section 4(g)(i) above, or (D) the holders of Series C-1 Preferred Units pursuant to Section 4(h)(i) above (subject in each case to obtaining any consent required by the provisions of Sections 4(e)(ii) and (iii), as applicable).

5. Limitations on Liability; Indemnification.

a. Liability of Members and Managers Generally. Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be personally liable for any debt, obligation or liability of the Company solely by reason of being a Member or Manager. Except as otherwise expressly required by law, the Member, in its capacity as such, shall have no liability to the Company in excess of the Member’s obligations to make payments required to be made by the Member under this Agreement.

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b. Personal Liability of Managers; Exculpation. To the fullest extent permitted by law for a Delaware corporation with respect to its directors, a Manager shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Manager. Further, no Member, Manager or officer of the Company shall be liable to the Company or to any other Member, Manager or officer of the Company in damages for any action that such Member, Manager or officer of the Company takes or fails to take in such capacity, unless such action or failure to act (i) was undertaken in bad faith or involves intentional misconduct or a knowing violation of law, or (ii) in the case of a Manager or officer, involves a breach of such Person’s duty of loyalty to the Company or its Members.

c. Indemnification.

(i) Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a Manager or officer of the Company or, while a Manager or officer of the Company, is or was serving at the request of the Company as a manager, director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to any subsidiary of the Company, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, the Company shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

(ii) Advancement of Expenses. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 5(c) or otherwise.

(iii) Claims. If a claim for indemnification or payment of expenses under this Section 5(c) is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of (including reasonable attorneys’ fees) prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

(iv) Nonexclusivity of Rights; Indemnification Contracts. The rights conferred on any person in this Section 5(c) shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, agreement, vote or consent of members or disinterested directors, or otherwise. Additionally, nothing in this Section 5(c) shall limit the ability of the Company, in its discretion, to indemnify or advance expenses to persons whom the Company is not obligated to indemnify or advance expenses pursuant to this Section 5(c).

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(v) Indemnification Contracts; Insurance. The Board is authorized to cause the Company to enter into indemnification contracts with any Manager, officer, employee or agent of the Company, or any person serving at the request of the Company as a Manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Section 5(c). To the fullest extent permitted by applicable law, the Company, upon approval by the Board of Managers, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 5(c).

(vi) Priority. The Company shall be the indemnitor of first resort for any Manager who is entitled to indemnification and advancement pursuant to this Section 5(c) (i.e., the Company’s obligations to indemnify a Manager shall be primary and any obligation of a current or former third party employer or partnership of which such Manager is an employee or partner, limited liability company of which such Manager is a member, or another Affiliate of such Manager (any such person, an “Indemnitor”), to advance expenses or provide indemnification for the same expenses or liabilities incurred by such Manager are secondary) and it shall be required to advance the full amount of expenses incurred by such Manager and shall be liable for the full amount of expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement (or any other agreement between the Company and such Manager), without regard to any rights such Manager may have against any Indemnitor. The Company shall have no right to seek contribution, subrogation or other reimbursement or recovery of any kind from any Indemnitor for any payments by the Company.

(vii) Amendments. The rights conferred upon Indemnitees in this Section 5(c) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Manager, director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any repeal or modification of this Section 5(c) shall only be prospective and shall not affect the rights under this Section 5(c) with respect to any action or omission to act that occurred prior to such repeal or modification.

(viii) Saving Clause. If this Section 5(c) or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Manager and officer to the full extent not prohibited by any applicable portion of this Section 5(c) that shall not have been invalidated, or by any other applicable law. If this Section 5(c) shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Company shall indemnify each manager and officer to the full extent under applicable law.

6. Distributions.

a. Tax Distributions. No later than ten (10) days prior to the tax payment due date for each Tax Estimation Period, the Company shall distribute to each Member in respect of Units held by such Member the Tax Distribution Amount for such Tax Estimation Period. The “Tax Distribution Amount” in respect of each Unit means an amount equal to the product of (i) the net taxable income of the Company expected to be allocated in respect of such Unit for the relevant Fiscal Year that is apportionable to the applicable Tax Estimation Period (as estimated by the Board), reduced (but not below zero) by the net taxable loss of the Company allocated in respect of such Unit through such Fiscal Year to the extent not previously taken into account under this clause “(i)” and (ii) the maximum combined effective federal and state income tax rate (expressed as a percentage) applicable to an individual who is resident in California for such Fiscal Year without taking into account deductibility of state taxes against federal income, and the

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character of net taxable income allocated; provided, however, that for purposes of determining the Tax Distribution Amount, any allocation pursuant to Code § 704(c) and the Treasury Regulations promulgated thereunder shall be disregarded. “Tax Estimation Period” means (i) January, February and March, (ii) April and May, (iii) June, July and August, and (iv) September, October, November and December of each year during the term of the Company, or other periods for which estimates of individual federal income tax liability are required to be made under the Code. If available cash, as determined by the Board, is insufficient to pay all of the Tax Distribution Amounts due hereunder, then each Member’s share thereof shall be reduced by a pro rata amount based on the ratio of such Member’s Tax Distribution Amount to all Members’ Tax Distribution Amounts. Distributions to a Member under this Section 6(a) shall not be treated as advances against, nor reduce by any amount, any distributions that would otherwise be due such Member under the applicable provisions of Section 6(b) or other applicable provisions of this Agreement relating to distributions.

b. Operating Distributions; Distributions of Net Liquidation Proceeds.

(i) In addition to any distributions required pursuant to Section 6(a), the Company may make distributions of Available Cash and Property at such times and in such amounts as are from time to time determined by the Board, including the Requisite Investor Managers (such distributions “Operating Distributions”). Furthermore, upon a Liquidation or a Deemed Liquidation Event, after payment of, or other adequate provision for, the debts and obligations of the Company, including the expenses of its liquidation and dissolution or other transaction expenses, the Company shall distribute the net proceeds or assets available for distribution, whether in cash or in other property (“Net Liquidation Proceeds”), to the holders of Preferred Units and Common Units in accordance with the provisions of this Section 6(b) as promptly as reasonably practicable, and in any event within thirty days of the consummation of such Liquidation or Deemed Liquidation Event.

(ii) All Operating Distributions and distributions of Net Liquidation Proceeds shall be made in the following order of priority:

(1) First, to the Members holding Preferred Units in proportion to and to the extent of their Unreturned Original Purchase Price per Preferred Unit, until each Member holding Preferred Units has received distributions in an amount equal to the Unreturned Original Purchase Price for each of such Member’s Preferred Units.

(2) Second, to the Members holding Common Units and Preferred Units pro rata based on the number of Units held by each such holder, assuming for this purpose that all Preferred Units have been converted into Common Units as provided in Exhibit B as of the date of such Operating Distribution or distribution of Net Liquidation Proceeds.

(iii) However, and notwithstanding the foregoing, the following additional provisions shall apply when calculating the amount of Operating Distributions and distributions of Net Liquidation Proceeds to be made under Section 6(b)(ii):

(1) Adjustment to Participating Distributions for Unconverted Preferred Units. Amounts that would otherwise be distributed to any Preferred Unit pursuant to Section 6(b)(ii)(2) shall be reduced by an amount equal to the remaining Preferred Participation Threshold Amount for such Preferred Unit, and the amount by which the distribution to such Preferred Unit is reduced shall instead be distributed to the holders of such other Units as are entitled to receive distributions under Section 6(b)(ii)(2). For clarity, it is intended that the distribution provisions in Section 6(b)(ii), this Section 6(b)(iii)(1) and the following Section 6(b)(iii)(2) will operate together to provide the holders of Preferred Units with rights to receive distributions that are equivalent to holding corporation stock with a “non-participating liquidation preference” with the aggregate amount of all prior distributions pursuant to Section 6(b)(ii) taken into account as if they were a single distribution for purposes of determining the amount to be distributed to the holders of Units in a particular distribution.

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(2) Adjustments to Participating Distributions for Common Units Issued On Conversion of Preferred Units. Amounts that would otherwise be distributed to any Common Unit that has been issued as the result of the conversion of a Preferred Unit (such Preferred Unit, a “Converted Preferred Unit”) pursuant to Section 6(b)(ii)(2) shall be reduced by a cumulative amount, if any, equal to the aggregate amount of all prior distributions that were made by the Company in respect of such Converted Preferred Unit pursuant to Section 6(b)(ii)(1), and the amount by which the distribution to such Common Unit is reduced shall instead be distributed to the holders of such other Units as are entitled to receive distributions under Section 6(b)(ii)(2).

(3) Adjustment to Distributions for Profits Interests. Amounts that would otherwise be distributed to any Common Unit that was issued as a Profits Interest pursuant to Section 6(b)(ii) shall be reduced by an amount equal to the remaining Profits Interest Threshold Amount for such Common Unit, and the amount by which the distribution to such Profits Interest is reduced shall instead be distributed to the holders of such other Units as are entitled to receive distributions under Section 6(b)(ii).

(4) Treatment of Distributions to Unvested Common Units. To the extent a Member holds Common Units that are not vested as of the date of a distribution under Section 6(b)(ii) (“Unvested Common Units”), any amounts payable in respect of such Unvested Common Units pursuant to Section 6(b)(ii) (the “Escrowed Amounts”), shall not be distributed to the Member and instead shall be placed into escrow and held by the Company for such Member, and shall only be released and paid to such Member upon the vesting of such Common Units (“Vested Common Units”). Such Member shall be treated as the owner of the Escrowed Amounts for all tax purposes, except as otherwise required by any applicable law. With respect to any Unvested Common Units that are unable to become Vested Common Units or are otherwise redeemed or repurchased by the Company prior to becoming Vested Common Units, the Escrowed Amounts shall, upon determination that such Unvested Common Units will not become Vested Common Units, be released from escrow and returned to the Company, and the Company shall make appropriate allocations of Profit and Loss in accordance with the principles of Section 7(a) herein to reflect the release and return of the Escrowed Amounts.

c. Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital equity of the Company upon any such Liquidation or Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity. If the amount deemed paid or distributed under Section 6(b) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board, including the Requisite Investor Managers.

d. Merger Agreement. Without the consent of the Requisite Holders, the Company shall not effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Members shall be allocated among the Members in accordance with the provisions of Section 6.

e. Allocation of Escrow. In the event of a Deemed Liquidation Event structured as a reorganization, merger or consolidation in which the Company is a constituent party, if any portion of the consideration payable to the Members is placed into escrow and/or is payable to the Members subject to contingencies (including, but not limited to, earn-outs), the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial

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Consideration”) shall be allocated among the Members in accordance with the provisions of Section 6(b) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the Members upon release from escrow or satisfaction of contingencies shall be allocated among the Members in accordance with the provisions of Section 6(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

f. Withholding. If any federal, foreign, state or local jurisdiction requires the Company to withhold and/or pay taxes or other amounts with respect to any Member’s allocable share of taxable income or any items thereof, or with respect to distributions to such Member, or which are otherwise attributable to such Member in the good faith determination of the Board (any such amount, with interest and penalties, a “Tax Liability”), or if the amount of cash or other property to which the Company otherwise would be entitled is reduced as a result of withholding or payments by other parties (including entities in which the Company directly or indirectly holds an interest) on account of a Tax Liability with respect to such Member, the Company shall withhold and/or deduct from distributions or other amounts then or subsequently due to such Member an amount necessary to satisfy the Tax Liability and shall pay any amounts withheld to the appropriate taxing authorities. For purposes of this Agreement, all withholdings and payments in satisfaction of a Tax Liability and all reductions in the amount of cash or fair market value of property to which, but for a Tax Liability, the Company would have been entitled shall be treated as distributed to the Member to whom the Manager determines in its sole discretion such amount is allocable or attributable.

7. Allocations; Certain Tax Matters.

a. Allocation of Profits and Losses.

(i) After taking account of the special allocations of Exhibit C to this Agreement, Profits and Losses for each fiscal year or portion thereof shall be allocated among the Members so as to, as nearly as possible, increase or decrease, as the case may be, each Member’s Capital Account to the extent necessary such that each Member’s Capital Account is equal to the amount that would be made as a distribution to such Member pursuant to Section 6(b)(ii) if the Company were dissolved, its assets sold for cash equal to their Book Value, its liabilities satisfied in accordance with their terms (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability) and all remaining amounts distributed to the Members in accordance with Section 6(b)(ii) of this Agreement immediately after making such allocation, minus the sum of (1) such Member’s share of Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, and (2) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company; computed immediately prior to the hypothetical sale of Company assets.

(ii) The intent of the foregoing allocation is to comply with Treasury Regulations Section 1.704-1(b) and ensure that the Members receive allocations of Profits and Losses pursuant to this Section 7(a) in accordance with their relative interests in the Company, with the interest of each Member in the Company determined by reference to such Member’s relative rights to receive distributions from the Company pursuant to Section 6(b)(ii). If the Capital Accounts of the Members are in such ratios or balances that distributions in the manner set forth in Section 6(b)(ii) would not be in accordance with the positive Capital Accounts of the Members, such failure shall not affect or alter the distributions set forth in Section 6(b)(ii). Instead, the officers of the Company will have the authority to make other allocations of Profits and Losses, or items of income, gain, loss or deduction, among the Members which will result to the extent possible in the Capital Accounts of each Member having a balance prior to such distributions equal to the amount of distributions to be received by such Member in accordance with Section 6(b)(ii).

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b. Additional Allocation Provisions. Exhibit C sets forth certain additional allocation and other provisions that shall apply as set forth therein.

c. Transfer of Units During Taxable Year. In the case of the transfer of a Member’s Units or the addition of an additional Member or issuance of Units at any time other than the end of a Fiscal Year, the distributive share of the various items of income, gain, loss, deduction, credit or allowance in respect of the Units so transferred shall be allocated between the transferor and the transferee to take into account the varying interests of the Members during the taxable year in accordance with Code Section 706, using a convention permitted by law and selected by the officers of the Company. Notwithstanding the foregoing, with respect to acquisitions of Units at each Closing (as defined in the Purchase Agreement) an interim closing of the books method as of the end of the date of the relevant closing shall be used.

d. Unvested Common Units. Upon any redemption or repurchase by the Company, or forfeiture to the Company, of any Unvested Common Unit pursuant to the applicable restricted unit purchase agreement or other arrangement or agreement between the holder of such Common Units, the Board may specially allocate any item of Company income, gain, deduction or loss to the Members to, as closely as possible, achieve the results that would have been achieved had such Unvested Common Unit never existed.

e. Tax Matters Member. Kevin Judice shall be the “tax matters partner” of the Company within the meaning of Code Section 6231(a)(7) and the “partnership representative” of the Company, as defined in Section 6223, and any analogous provisions of state law (in either such capacity, (the “Tax Matters Member”), and shall serve as the Tax Matters Member of the Company until its successor is duly designated by the Board. The Tax Matter Member shall at all times act in a manner consistent with the direction of the Board. The Tax Matters Member shall cause all other Members to be a “Notice Partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member and the Company shall promptly notify the Members if the Company is subject to an audit or proceeding by the Internal Revenue Service or any taxing authority, shall keep the Members reasonably informed regarding the progress of any such audit or proceeding, and shall notify the Members in writing of all other material matters that come to the attention of the Tax Matters Member in its capacity as Tax Matters Member. The Tax Matters Member and the Company will give the other Members not less than fifteen (15) days’ prior written notice as to any action to be taken or of any decision not to take action with respect to any such material matter. The Tax Matters Member shall act in any similar capacity under applicable state, local or foreign law, subject to similar restrictions and obligations. The Tax Matters Member shall fully cooperate with the Board in taking any actions requested by the Board in connection with any determination of the Board to replace the Tax Matters Member for any period. The Company shall reimburse the Tax Matters Member for its reasonable expenses in connection with the performance of his duties hereunder.

f. Tax Liabilities. The Company shall use commercially reasonable efforts to reduce the Tax Liability that would otherwise be required to be withheld or paid (or that another entity would be required to withhold or pay) to the extent possible after taking into account the tax status or characteristics of each Member (including the direct and indirect beneficial owners of each such Member). In connection with any tax audit or proceeding of the Company the Tax Matters Member, under direction from the Board, shall use reasonable best efforts to apply the rules and elections under Chapter 63C of the Code, or any successor provision thereto (the “BBA Rules”) in a manner that minimizes the economic burden that the Members bear as a result of any adjustment pursuant to the audit or proceeding, or pursuant to an administrative adjustment request filed pursuant to Section 6227 of the Code after taking into account the tax status or characteristics of each Member (including the direct and indirect beneficial owners of each such Member), including, to the extent applicable, by using reasonable best efforts to seek any available modifications under Section 6225(c)(3), (4), and (5) of the Code (whether or not a “push-out election” under Section 6226 of the Code is made), to allocate the benefit of such modification to the applicable

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Member whose tax status or characteristics give rise to such reduction, and to ensure that a Member does not bear any material tax attributable to another Member. Each of the Members agree to cooperate as reasonably requested by the Tax Matters Member in its conduct of any audit or other Tax proceeding, including with the Tax Matters Member’s application of the rules and elections under the BBA Rules pursuant to the preceding sentence of this Section 7(f); provided, however, that the Tax Matters Member and the Company shall have no right by reason of any provision of this Agreement to require any Member to file any amended tax return; and provided, further, that no Member shall be required to incur any out of pocket expenses in connection with such cooperation. To the extent that any audit or proceeding relates to an item or matter that could affect the rights or obligations (including the obligation to pay Taxes and the amount of such Taxes owed) of the holders of the Series B Preferred Units in an adverse manner without similarly and proportionately affecting the rights or obligations of the holders of other Preferred Units and the Tax Matters Member, the Series B Preferred Managers shall have the right to participate actively (at their own expense) in any such proceeding and to review and approve in advance any submissions made to a tax authority in connection with such proceedings. The Tax Matters Member shall not settle or compromise any such audit or proceeding without the prior express written consent of the Series B Preferred Majority (not to be unreasonably withheld, conditioned or delayed). To the extent that any audit or proceeding relates to an item or matter that could affect the rights or obligations (including the obligation to pay Taxes and the amount of such Taxes owed) of the holders of the Series C Preferred Units in an adverse manner without similarly and proportionately affecting the rights or obligations of the holders of other Preferred Units and the Tax Matters Member, the Series C Preferred Manager shall have the right to participate actively (at his or her own expense) in any such proceeding and to review and approve in advance any submissions made to a tax authority in connection with such proceedings. The Tax Matters Member shall not settle or compromise any such audit or proceeding without the prior express written consent of the Series C Preferred Majority (not to be unreasonably withheld, conditioned or delayed). To the extent that any audit or proceeding relates to an item or matter that could affect the rights or obligations (including the obligation to pay Taxes and the amount of such Taxes owed) of the holders of the Series C-1 Preferred Units in an adverse manner without similarly and proportionately affecting the rights or obligations of the holders of other Preferred Units and the Tax Matters Member, the Series C-1 Preferred Manager shall have the right to participate actively (at his or her own expense) in any such proceeding and to review and approve in advance any submissions made to a tax authority in connection with such proceedings. The Tax Matters Member shall not settle or compromise any such audit or proceeding without the prior express written consent of the Series C-1 Preferred Majority (not to be unreasonably withheld, conditioned or delayed). In addition, the Tax Matters Member shall not settle or compromise any audit or proceeding that involves an assertion or agreement that any income of the Company is “effectively connected income,” “unrelated business taxable income,” or “commercial activity income” within the meaning of the Code without the express prior written consent of the Requisite Investor Managers. The provisions of Section 7(e) and this Section 7(f) shall survive termination of this Agreement or a Member’s sale of its Units.

g. Unrelated Business Taxable Income. Unless otherwise agreed to by the Requisite Investor Managers, the Company shall conduct its affairs so that all of its gross income is from dividends, interest, and capital gains and losses from the disposition of property, and rents and royalties to ensure that (a) the Company will not constitute a “business enterprise” for purposes of the excess business holdings provisions of Section 4943 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) any Tax-Exempt Member shall not be deemed to have unrelated business taxable income within the meaning of Section 512 or Section 514 of the Code. As used herein, “Tax-Exempt Member” shall mean a Member that is generally exempt from United States federal income tax pursuant to Section 501 of the Code or a limited partnership or other entity taxed as a partnership for United States income tax purposes that has one or more direct or indirect limited partners or equity owners that are generally exempt from United States federal income tax pursuant to Section 501 of the Code.

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h. Effectively Connected Income. Unless otherwise agreed to by the Requisite Investor Managers, the Company shall conduct its affairs so as to (i) avoid having the Company be treated as engaged in a trade or business within the United States for purposes of Sections 875, 882, 884 and 1446 of the Code and (ii) conduct its affairs so that the Company does not invest in United States real property interests as that term is defined in Section 897 of the Code.

i. Commercial Activity Income. The Company will conduct its affairs so as to avoid having any Member treated as engaging in a commercial activity or recognize income from the conduct of commercial activities, all within the meaning of Section 892 of the Code.

j. Notwithstanding the generality of the foregoing Sections 7(g) through 7(i), the Members acknowledge and agree that the Company shall be permitted to acquire, hold, or dispose of equity investments in one or more subsidiaries that are classified as associations taxable as corporations for U.S. federal income tax purposes (other than U.S. real property holding corporations within the meaning of Section 897(c)(2) of the Code).

8. Dissolution, Winding Up and Liquidating Distributions.

a. Dissolution Triggers. The Company shall dissolve upon the first occurrence of the following events:

(i) The determination by a Unitholder Majority that the Company should be dissolved (subject to obtaining all other approvals required pursuant to Section 4 hereof); or

(ii) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Delaware Act.

b. Winding Up; Termination. Upon a dissolution of the Company, the Board, or, if there are no members of the Board, a court appointed liquidating trustee, shall take full account of the Company’s assets and liabilities and wind up the affairs of the Company. The Persons charged with winding up the Company shall settle and close the Company’s business, and dispose of and convey the Company’s non-cash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the Company’s assets.

c. Liquidating Distributions. Any distribution in connection with the dissolution and winding up of the Company pursuant to this Section 8 shall be made in accordance with Section 6(b)(ii).

9. Transfer Restrictions; Right of First Refusal; Conversion to Corporation.

a. Restrictions on Transfer.

(i) No holder of any of the units of the Company may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the units of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the Company, upon duly authorized action of the Board. The Company may withhold consent for any legitimate company purpose, as determined by the Board; provided, however, that in the case of a Transfer of Series B Preferred Units, Series C Preferred Units or Series C-1 Preferred Units, the Company may only withhold consent if the Board, in its good-faith, reasonable discretion, determines that the Transfer is to a Person who is (or who is an Affiliate of) an actual or potential competitor of the Company; provided further that no institutional financial investment firm or collective investment vehicle or entity shall be deemed a competitor of the Company for this purpose solely by virtue of its ownership

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(and/or its Affiliates’ ownership) of an equity interest in any competitor. Examples of the basis for the Company to withhold its consent include, without limitation, (i) if such Transfer is to individuals, companies or any other form of entity identified by the Company as a potential competitor or considered by the Company to be unfriendly; or (ii) if such Transfer increases the risk of the Company becoming required to register a class of securities under Section 12(g) of the Securities Exchange Act of 1934 and any related regulations; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such units or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the units then held by the Member and its Affiliates or is to be made to more than a single transferee; or (vii) if such Transfer could result in the Company being taxed as a corporation for U.S. federal income tax purposes or units being traded on an established securities market or readily tradable on a secondary market (or substantial equivalent thereof) for purposes of Section 7704 of the Code and the regulations thereunder.

(ii) If a Member desires to Transfer any units, then the Member shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of units to be transferred, the proposed consideration, and all other terms and conditions of the proposed Transfer. Any units proposed to be transferred to which Transfer the Company has consented pursuant to Section 9(a)(i) will first be subject to the Company’s right of first refusal located in Section 9(b) hereof.

(iii) Any Transfer, or purported Transfer, of units not made in strict compliance with this Section 9(a) shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(iv) The foregoing restriction on Transfer shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

b. Right of First Refusal. No Member shall Transfer any of the units of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 9(b):

(i) If the Member desires to sell or otherwise Transfer any of his units, then the Member shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of units to be transferred, the proposed consideration, and all other terms and conditions of the proposed Transfer.

(ii) For thirty (30) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) of the units specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the Member, the Company shall have the option to purchase a lesser portion of the units specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the units, and that is not otherwise exempted from the provisions of this Section 9(b), the price shall be deemed to be the fair market value of the units at such time as determined in good faith by the Board. In the event the Company elects to purchase all of the units or, with consent of the Member, a lesser portion of the units, it shall give written notice to the transferring Member of its election and settlement for said units shall be made as provided below in clause (iv).

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(iii) The Company may assign its rights hereunder

(iv) In the event the Company and/or its assignee(s) elect to acquire any of the units of the transferring Member as specified in said transferring Member’s notice, the Secretary of the Company shall so notify the transferring Member and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said transferring Member’s notice; provided that if the terms of payment set forth in said transferring Member’s notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said units on the same terms and conditions set forth in said transferring Member’s notice

(v) In the event the Company and/or its assignees(s) do not elect to acquire all of the units specified in the transferring Member’s notice, said transferring Member may, within the sixty (60) day period following the expiration or waiver of the option rights granted to the Company and/or its assignees(s) herein, transfer the units specified in said transferring Member’s notice which were not acquired by the Company and/or its assignees(s) as specified in said transferring Member’s notice. All units so sold by said transferring Member shall continue to be subject to the provisions of this Section 9(b) in the same manner as before said transfer.

(vi) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the foregoing provisions of this Section 9(b):

(1) A Member’s Transfer of any or all units held either during such Member’s lifetime or on death by will or intestacy to such Member’s Immediate Family or to any custodian or trustee for the account of such Member or such Member’s Immediate Family or to any limited partnership of which the Member, members of such Member’s Immediate Family or any trust for the account of such Member or such Member’s Immediate Family will be the general or limited partner(s) of such partnership.

(2) A Member’s bona fide pledge or mortgage of any units with a commercial lending institution, provided that any subsequent transfer of said units by said institution shall be conducted in the manner set forth in this Section 9(b).

(3) A Member’s transfer of any or all of such Member’s units to the Company.

(4) A corporate Member’s transfer of any or all of its units pursuant to and in accordance with the terms of any merger, consolidation, reclassification of units or capital reorganization of the corporate Member, or pursuant to a sale of all or substantially all of the stock or assets of a corporate Member.

(5) A transfer by a Member that is a limited or general partnership to any or all of its partners or former partners.

(6) A transfer by a Member that is an entity to an Affiliate of such Member.

(7) A Member’s transfer of Series B Preferred Units, Series C Preferred Units or Series C-1 Preferred Units, or Common Units issued upon conversion of Series B Preferred Units, Series C Preferred Units or Series C-1 Preferred Units, provided that such Transfer is not to a Person who the Board in its reasonable discretion determines is (or is an Affiliate of) an actual or potential competitor of the Company; provided that no institutional financial investment firm or collective investment vehicle or entity shall be deemed an actual or potential competitor of the Company solely by virtue of its ownership (and/or its Affiliates’ ownership) of an equity interest in any competitor for this purpose.

20

In any such case, the transferee, assignee, or other recipient shall receive and hold such units subject to the provisions of this Section 9(b), and there shall be no further transfer of such units except in accord with this Section 9(b).

(vii) The provisions of this Section 9(b) may be waived with respect to any Transfer either by the Company, upon duly authorized action of its Board, or by the Members, upon the express written consent of the Unitholder Majority (excluding the votes represented by those units to be transferred by the transferring Member).

(viii) Any sale or Transfer, or purported sale or Transfer, of securities of the Company shall be null and void unless the terms, conditions, and provisions of this Section 9(b) are strictly observed and followed.

(ix) Notwithstanding anything in this Agreement to the contrary, in the event that a Member is subject to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date of this Agreement, as the same may be amended or restated from time to time (the “ROFR Agreement”), and in the event of a conflict between the provisions of this Section 9(b) and the ROFR Agreement, the ROFR Agreement shall control and the terms of this Section 9(b) shall be deemed satisfied by compliance with the ROFR Agreement.

(x) The foregoing right of first refusal shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act.

c. Conversion to Corporation. The Members acknowledge that the Company may need to convert into a corporation organized under the Delaware General Corporation Law at some future date in connection with preparation for an IPO or in order to facilitate a financing or for tax purposes or for some other reason. If both the Board (including the Requisite Investor Managers) and a Unitholder Majority determine that the conversion of the Company from a limited liability company to a corporation would be advantageous to the Company and its Members, the Members agree to take all actions, including approving or consenting to such transaction(s) necessary to effect such conversion, that the Board determines in good faith to be necessary to effect such conversion, whether pursuant to a statutory conversion, a merger of the Company with a newly formed corporation, if applicable, or the contribution of all Units to a newly formed corporation (a “Corporate Conversion”), in each case in exchange for shares of stock in such corporation on terms that provide to all Members substantially equivalent ownership interests, economic rights (including liquidation preferences, to the extent then applicable), voting rights and investor protections, if any, as existed immediately prior to such Corporate Conversion, as well as provides for the automatic conversion of the preferred stock of such corporation into common stock upon a Qualified IPO (as defined in Exhibit B); provided, however, that if such Corporate Conversion adversely affects the holders of the Series B Preferred Units without similarly and proportionately affecting the holders of other Preferred Units and Common Units, such Corporate Conversion shall not be permitted without the prior express written consent of the Series B Preferred Majority; provided, further, that if such Corporate Conversion adversely affects the holders of the Series C Preferred Units without similarly and proportionately affecting the holders of other Preferred Units and Common Units, such Corporate Conversion shall not be permitted without the prior express written consent of the Series C Preferred Majority; provided, further, that if such Corporate Conversion adversely affects the holders of the Series C-1 Preferred Units without similarly and proportionately affecting the holders of other Preferred Units and Common Units, such Corporate Conversion shall not be permitted without the prior express written consent of the Series C-1 Preferred

21

Majority. Notwithstanding the foregoing, the Board of Directors of the converted corporation shall have discretion to modify the economic rights associated with any shares issued to holders of Profits Interests to preserve the status of such Units as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and to reduce the absolute number of shares of common stock of the corporation issued in respect of such Profits Interests at the time of a Corporate Conversion, provided that the aggregate value of such shares of common equity, as reasonably determined by the Board of Directors in good faith, is equal in value to the amount of proceeds, if any, distributable to such Profits Interests in the event of a hypothetical liquidating distribution pursuant to this Agreement if the Company was sold for an aggregate purchase price equal to its then-current enterprise value. For the avoidance of doubt, it is the intention of the parties that any shares or the number of shares in the converted corporation to be received pursuant to this Section will afford to the receiving party the same economic interest, rights, benefits and obligations as were associated with the Units held by such party immediately prior to such reorganization, both generally and relative to the holders of other shares of the converted corporation (but subject to the terms hereof, including the proviso in the immediately preceding sentence). In addition, the consent to any Corporate Conversion pursuant to the terms of this Section shall be conclusive and binding on all Members, and the Members hereby waive any dissenters’ or appraisal rights that they may have pursuant to the Delaware Act, and agree to take any actions necessary (including voting Units) in order to facilitate and effect such Corporate Conversion. The Company and the Members agree to use commercially reasonable efforts to effect such Corporate Conversion in a manner intended to be tax-free for the holders of the Units to the extent permitted by any applicable law.

d. Effect of Member’s Death or Disability. Notwithstanding Section 9(a), 9(b) or 9(c), if a Member who is a natural person dies or is adjudged by a court of competent jurisdiction to be legally disabled or otherwise incompetent to manage such Member’s person or property, then Units held by such Member shall be assigned as determined by such Member’s executor, trustee, administrator, guardian, conservator or other legal representative (acting in accordance with such Member’s will or other applicable binding instructions), and no vote of the Board shall be required in order for the assignee of such Member’s Units to be admitted as a Member.

10. Books and Records; Confidentiality; Publicity.

a. Books and Records. The Company shall keep adequate books and records at its principal place of business, which shall set forth an accurate account of all transactions of the Company as well as the other information required by the Delaware Act.

b. Absence of Inspection and Other Information Rights.

(i) The Members agree that disclosure of the Company’s books, records, accounts and assets is not in the best interest of the Company and could damage the Company or its business. Therefore, to better preserve the confidentiality of the Company’s books, records, accounts and assets, it is agreed that any Member that is a Limited Information Access Member shall not have the right to examine and audit the Company’s books, records, accounts and assets, including bank balances, except to the extent authorized by the Board in its sole discretion. Without limiting the generality of the foregoing, it is also agreed that any portion of books, records, accounts and assets of the Company that the Board (or its designated officers) determines constitute or contain confidential information of the Company may be withheld from a Limited Information Access Member to the extent reasonably necessary to protect Company interests, as determined by the Board (or its designated officers) in its (or their) discretion. The Board and its designated officers shall have the benefit of the confidential information provisions of Section 18-305(c) of the Delaware Act for all purposes under this Agreement.

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(ii) Notwithstanding anything to the contrary in Section 10(b)(i), a Limited Information Access Member shall have access to the following information on such terms, and at such times, as reasonably determined by the Board:

(1) the Company’s federal, state and local tax returns for each year (excluding Schedule K-1s of individual Members);

(2) copy of this Agreement and all amendments thereto, subject, however, to the limitations regarding the Schedule of Members set forth in Section 2(b); and

(3) the name and contact information of each member of the Board.

c. Taxable Year; Accounting Methods. The Company’s taxable year shall be the calendar year, and, with respect to the last year of the Company, the period beginning on January 1 and ending with the date of the final liquidating distributions, in each case, unless otherwise required by the Code. The Company shall report its income for income tax purposes using such method of accounting selected by the Board and permitted by law. The Company shall allocate all items of taxable income, gain, loss, and deduction for each year that includes the date of each Closing (as defined in the Purchase Agreement) on an interim closing of the books basis by closing the books at the end of the day on the date of such Closing, as applicable. No items of income, gain, loss, or deduction attributable to the portion of the year prior to and including the applicable Closing shall be allocated to persons who did not hold Units prior to such Closing, or allocated in respect of Units which were acquired at such Closing.

d. Tax Information. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns shall be delivered to each Member as soon as practicable after the end of each Fiscal Year, and in any event no later than within sixty (60) days after the end of such Fiscal Year. Tax information necessary for the Members to make their quarterly estimated tax payments shall be given to the Members as soon as practicable after reasonably requested by the Members.

e. Confidentiality. Each Member covenants and agrees that: (a) it will not disclose or make use of any Confidential Information of the Company; and (b) it shall not, directly or indirectly, transmit or disclose any Confidential Information of the Company to any Person and shall not make use of any such Confidential Information, directly or indirectly, for itself or others, without the prior written consent of the Company, except for a disclosure that is required by any law, order or legal process, in which case such Member shall provide the Company prior written notice of such requirement as promptly as practicable so that the Company may contest such disclosure. Notwithstanding anything else in this Agreement to the contrary, the Members may disclose to any and all persons, without limitation of any kind, information regarding the tax treatment, tax structure and tax strategies of the Company and its transactions all within the meaning of Treasury Regulation § 1.6011-4(b)(3).

11. Miscellaneous.

a. Entire Agreement. This Agreement, including the exhibits hereto, together with the other documents and agreements referred to herein, is the entire, final and complete agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written and oral, by and among the parties or their representatives with respect thereto.

b. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding any conflict of laws rule or principles that might refer the governance or construction of this Agreement to the law of another jurisdiction, and all rights and remedies shall be governed by said laws.

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c. Dispute Resolution. Each Member (a) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement (an “Agreement Dispute”) except in the federal or state courts located in the Northern District of California, (b) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any such Agreement Dispute, and (c) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof and thereof may not be enforced in or by such court.

Notwithstanding the foregoing, (i) any dispute between a Company and a Member arising out of or relating to matters governed by the RUPA entered into between the Company and such Member (including without limitation any dispute relating to the Company’s repurchase of Units pursuant to the terms of the RUPA) shall be governed by the applicable arbitration and/or other dispute resolution provisions of the RUPA, and (ii) any dispute between the Company and a Member arising out of or relating to such Member’s employment or service relationship with the Company or any of its Affiliates, such dispute shall be governed by the applicable arbitration and/or other dispute resolution provisions of the offer letter, employment agreement and/or consulting or service agreements entered into between the Company (or its Affiliates) and such Member.

d. Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

e. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given upon the earlier of actual receipt or: (i) personal delivery when delivered personally; (ii) when sent, if sent by email or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with an internationally recognized overnight courier service, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be addressed (a) if to a Member, to the Member’s address or email, if such address or email is set forth on Exhibit A hereto (or to such other address or email as such Member may designate to the Company and all other Members in accordance with this Section 11(d)) or (b) if to the Company, at the Company’s principal place of business located at 279 E. Grand Avenue, Suite 300, South San Francisco, 94080, marked “Attention: Chief Executive Officer”, email: kjudice@dicemolecules.com (or, if later changed, as the Company may from time to time notify the Members in accordance with this Section 11(e)) and a copy (which shall not constitute notice), shall also be sent to Fenwick & West, LLP, 555 California Street, 12th Floor, San Francisco, CA 94104 Attn: Matthew Rossiter, email: mrositter@fenwick.com.

f. Counterparts; Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All fully executed counterparts, whether original executions or electronic executions or a combination, shall be construed together and shall constitute one and the same agreement.

24

g. Amendments. This Agreement may be amended, modified or terminated, and any provision hereof may be waived, by the written consent of Members holding at least a Unitholder Majority, subject to any additional approval of Members holding Preferred Units that may be required pursuant to Section 4(e), 4(f) or 4(g); provided, however, that (i) any amendment or modification to, or waiver or termination of, Section 3.1(a)(i)(1) or this Section 11(g)(i) shall require the written consent of the Series A-1 Preferred Majority, (ii) any amendment or modification to, or waiver or termination of, any of the provisions of Sections 3.1(a)(i)(2), 4(f), or this Section 11(g)(ii) shall require the written consent of a Series B Preferred Majority; (iii) any amendment or modification to, or waiver or termination of, Sections 3.1(a)(i)(3), 4(g) or this Section 11(g)(iii) shall require the written consent of the Series C Preferred Majority; (iv) any amendment or modification to, or waiver or termination of, Section 4(h) or this Section 11(g)(iv) shall require the written consent of the Series C-1 Preferred Majority; (v) any amendment or modification to, or waiver or termination of, Section 3.1(a)(i)(4) or this Section 11(g)(v) shall require the written consent of a Common Majority; and (vi) any amendment or modification to, or waiver or termination of, any of the provisions of Sections 2(g), 2(j) 7(f), 7(g), 7(h), 7(i), 7(j) or this Section 11(g)(vi) shall require the consent of Sands Capital, Northpond Ventures and the Series C Preferred Majority; and provided, further, that, without any requirement for written consent of the Members, this Agreement may be amended to admit additional persons or entities as Members and holders of Units as provided in Section 2. Any amendment effected in accordance with this Section 11(g) shall be binding upon each Member, each permitted successor or assignee of a Member, and the Company. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any holder of Preferred Units without the written consent of such holder of Preferred Units, if such amendment, modification, termination or waiver would alter or change the rights or obligations of such holder of Preferred Units so as to affect such holder of Preferred Units in an adverse manner without similarly and proportionally affecting the rights or obligations of all other holders of Preferred Units under this Agreement.

h. Amendment of Prior Agreement. Effective and contingent upon execution of this Agreement by the Company, the Unitholder Majority and the Members holding a majority of the Preferred Units (as defined in the Prior LLC Agreement) consenting or voting together as a single class on an as-converted to Common Units basis, and any and all other Members required pursuant to the Prior LLC Agreement, the Prior LLC Agreement is hereby amended, restated and replaced in its entirety to read as set forth in this Agreement (which shall be the only Agreement to so amend and restate the Prior Agreement).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

THE COMPANY:

DICE MOLECULES HOLDINGS, LLC

By:	/s/ Kevin Judice
Name:	Kevin Judice
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS: KEVIN JUDICE

/s/ Kevin Judice

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

SCOTT ROBERTSON

/s/ Scott Robertson

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS
HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

RA CAPITAL NEXUS FUND II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

By:	/s/ Erik Naviloff
Name: Erik Naviloff
Title: Officer

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By: New Leaf BPO Associates II, L.P. Its: General Partner

By: New Leaf BPO Management II, L.L.C. Its: General Partner

By:	/s/ Craig L. Slutzkin
Name: Craig L. Slutzkin
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

NORTHPOND VENTURES, LP

By: Northpond Ventures GP, its general partner

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory

Section B1. NORTHPOND VENTURES II, LP

By: Northpond Ventures II GP, LLC
Its: General Partner

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

SOLEUS PRIVATE EQUITY FUND I, L.P.

By: Soles Private Equity GP I, LLC
Its General Partner

By:	/s/ Steven J. Musumeci
Name:	Steven J. Musumeci
Title:	Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

DRIEHAUS LIFE SCIENCES MASTER FUND, L.P.

By: Driehaus Capital Management LLC,
its investment adviser

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel of Driehaus Capital Management LLC

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

ASYMMETRY GLOBAL HEALTHCARE FUND, L.P.

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	COO/CCO

ASYMMETRY GLOBAL HEALTHCARE (MASTER) FUND, LTD.

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	COO/CCO

PRELUDE OPPORTUNITY FUND, LP,
ASYMMETRY CAPITAL MANAGEMENT, LP
IT’S SUB-ADVISOR

Its: Sub-advisor

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	as Sub-Advisor

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

OSAGE UNIVERSITY PARTNERS III, LP

By: Osage University GP III, LLC, its General Partner

By:	/s/ William Harrington
Name:	William Harrington
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

SANDS CAPITAL GLOBAL VENTURE FUND II, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner

By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SANDS CAPITAL PRIVATE GROWTH FUND III-DC, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner

By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SANDS CAPITAL LIFE SCIENCES PULSE FUND, LLC

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

SANDS CAPITAL LIFE SCIENCES PULSE FUND II, L.P.

By:	Sands Capital Life Sciences Pulse Fund II-GP, L.P., its general partner

By:	Sands Capital Life Sciences Pulse Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed and delivered as of the day and year first above written.

MEMBERS:

LOGOS OPPORTUNITIES FUND III, LP

By: Logos Opportunities II GP,
LLC Its General Partner

By:	/s/ Graham Walmsley
Name:	Graham Walmsley
Title:	Managing Member

By:	/s/ Arsani William
Name:	Arsani William
Title:	Managing

Schedule 1

Members and Units

Member and Address	Common Units
Adam Goldblum	54,013
Adam Reid	9,531
Akshay Pujari	14,999
Alfredo Rene Ruvalcaba	29,000
Alta Jonker	45,000
Alyssa Jones	10,000
Anuj Patel	55,447
Betty Abraham	25,000
Bruce Clapham	99,750
Cameron Chrisman	8,678
Carlo Bautista	61,600
Celine Becquet	43,306
Charon Spencer	350,000
Christine Matthews	20,000
Claudio Aquino	61,891
Colette Cochran	155,000
Craig Skinner	94,700
Dan Hipple	2,500
David Halpin	70,544
David Maki	10,000
Don Schmidt	40,000
Edward Driggers	7,500
Fiorella Ruggiu	22,500
Gary Brandt	129,500
Gary O’Donovan	31,728
Gema Samayoa	10,000
Hashini Batugedara	40,000
Jaime Aquino	25,000
Jay Shukert	20,000
Jim Scopa	276,000
John Bedbrook	651,868
John Hollway	2,500
John Jacobsen	926,500
Jonathan Erikson	35,212
Julie Seroogy	70,875
Katherine Walker	8,678
Ken Wlasichuck	23,645
Kevan Shokat	20,000

Kevin Judice	3,886,585
Khushbu Patel	36,270
Kyle Schultz	70,000
Lalit Kumar Sharma	34,270
Lauren M Goeser	45,591
Lawrence Ngai	180,000
Liliana Massis	30,000
Lisa Eichen	20,000
Lisa Watson	211,000
Madan Paidhungat	92,045
Malathy Sridhar	51,675
Margot Paulick	37,624
Martin Linsell	293,100
Maureen Reilly	127,000
Michael Rabson	75,087
Nico Ghilardi	469,400
Niket Shah	122,000
Paul Fatheree	644,400
Pehr Harbury	3,498,794
Peter Rademacher	70,000
Phil Patten	3,328,250
Philip Kobel	95,200
Qifeng Xue	82,916
R. Edward Watts	7,500
Rabson-Moritz Family Trust, UA 11-02-1999	344,391
Richard Jones	2,000
Rebecca Erickson	130,000
Richard Scheller	452,000
Rob Wishnowsky	12,000
Robin Prince	109,070
Sabine Watermann	77,900
Scott Robertson	1,138,400
Sharon Tetlow	276,000
Sunil Singh	25,000
Tenzin Tsamchoe	30,000
The Board of Trustees of the Leland Stanford Junior University	107,831
Timothy Church	137,200
Timothy Lu	863,340
Venkateshwar Thalladi	432,000
Violette Reynoso	20,000
Wendy Wang	27,500
Wouter van der Linden	27,657
TOTAL	21,718,450

Member	Series A-1 Preferred Units
Audley Investment Pty Ltd	500,000
Bedbrook Family Trust	75,000
Bighorn Capital Partners II, L.P.	575,000
Georges Harik	100,000
Gowing Bros Ltd	500,000
JAG Oil Limited Partnership	150,000
Jonathan West as Trustee for The J & S West Superannuation Fund	500,000
Kenneth G. Moonie & Anne Moonie Trustees of the Moonie Family Trust Dated November 7, 2014	75,000
Mary Lou Fyrwald Trust for Descendants	250,000
Michael Lassner	200,000
Rabson-Moritz Family Trust, UA 11-02-1999	75,000
Woobinda Nominees Pty Ltd as trustee of The Woobinda Family Trust	500,000
TOTAL	3,500,000

Member	Series A-2 Preferred Units
Audley Investment Pty Ltd	121,928
Aventisub LLC	1,580,477
Bedbrook Family Trust	50,557
Big Horn Capital Partners II, L.P.	148,606
Gowing Bros Ltd	121,928
JAG Oil Limited Partnership	36,578
Jonathan West as Trustee for The J & S West Superannuation Fund	154,196
Kenneth G. Moonie & Anne Moonie Trustees of the Moonie Family Trust Dated November 7, 2014	50,557
Mary Lou Fyrwald Trust for Descendants	60,964
Michael Lassner	48,771
The Board of Trustees of the Leland Stanford Junior University (PVF)	280,973
Woobinda Nominees Pty Ltd as trustee of The Woobinda Family Trust	154,196
TOTAL	2,809,731

Member	Series B Preferred Units
Agent Capital Fund I, LP	1,665,973
Alexandria Venture Investments, LLC	1,472,037
Altitude Life Science Ventures Fund II, L.P.	462,770
Altitude Life Science Ventures Side Fund II, L.P.	462,770
Audley Investment Pty Ltd	49,067
Aventisub LLC	2,453,395
Avraham Ben-Zaken	46,277
Bedbrook Family Trust	88,322
Gowing Bros Ltd	147,203
JAG Oil Limited Partnership	92,554
Jonathan West as Trustee for The J & S West Superannuation Fund	4,903
Kenneth G. Moonie & Anne Moonie Trustees of the Moonie Family Trust Dated November 7, 2014	24,533
Lim Sen Yap	722,064
Mary Lou Fyrwald Trust for Descendants	47,317
Michael Lassner	49,067
Northpond Ventures, L.P.	6,941,552
Rivendell Investments 2018-11 LLC	2,313,851
Sands Capital Global Venture Fund II, L.P.	2,313,851
Sands Capital Private Growth Fund III-DC, L.P.	2,313,850
The Board of Trustees of the Leland Stanford Junior University (PVF)	546,861
The John G. Picerne and Heather K. Picerne Trust—2017	1,226,697
Woobinda Nominees Pty Ltd as trustee of The Woobinda Family Trust	48,999
TOTAL	23,493,913

Member	Series C Preferred Units
RA Capital Healthcare Fund, L.P.	9,833,790
Mutual Fund Series Trust, On Behalf Of Eventide Healthcare & Life Sciences Fund	3,856,387
Northpond Ventures, L.P.	3,470,748
RA Capital NEXUS Fund II, L.P.	1,735,374
Sands Capital Life Sciences Pulse Fund, LLC	1,735,374
Driehaus Life Sciences Master Fund, L.P.	1,542,555
New Leaf Biopharma Opportunities II, L.P.	1,542,555
Osage University Partners III, LP	1,542,555
Soleus Private Equity Fund I, L.P.	1,542,555
Aventis Inc.	771,277
Sands Capital Global Venture Fund II, L.P.	771,277
The John G. Picerne and Heather K. Picerne Trust – 2017	578,457
Asymmetry Global Healthcare Fund, L.P.	477,076

Alexandria Venture Investments, LLC	412,708
Leerink Partners Co-Investment Fund, LLC	328,948
Altitude Life Science Ventures Fund II, L.P.	192,819
Altitude Life Science Ventures Side Fund II, L.P.	192,819
Janet Colantuono	192,819
Maura O’Neill	192,819
Portland House Partners LLC	113,384
Prelude Opportunity Fund, LP, Asymmetry Capital Management, LP it’s Sub-Advisor	94,022
Asymmetry Global Healthcare (Master) Fund, Ltd.	86,795
Agent Capital Fund I, L.P.	77,127
F&W Investments LP – Series 2019	38,563
Georges Harik	38,563
Kenneth G. Moonie & Anne Moonie Trustees Trustees of the Moonie Family Trust Dated November 7, 2014	38,563
Mary Lou Fyrwald Trust for Descendants	38,563
TOTAL	31,438,492

Member	Series C-1 Preferred Units
Janus Henderson Global Life Sciences Fund	769,044
Janus Henderson Capital Funds Plc-Janus Henderson Global Life Sciences Fund	712,964
Janus Henderson Biotech Innovation Master Fund Limited	1,482,008
RA Capital Healthcare Fund, L.P.	2,566,542
RA Capital NEXUS Fund II, L.P.	1,099,946
Mutual Fund Series Trust, On Behalf Of Eventide Healthcare & Life Sciences Fund	1,230,066
New Leaf Biopharma Opportunities II, L.P.	264,223
Soleus Private Equity Fund I, L.P.	489,062
Driehaus Life Sciences Master Fund, L.P.	889,205
Asymmetry Global Healthcare Fund, L.P.	167,652
Asymmetry Global Healthcare (Master) Fund, Ltd.	30,501
Prelude Opportunity Fund, LP, Asymmetry Capital Management, LP it’s Sub-Advisor	33,040
Osage University Partners III, LP	264,223
Northpond Ventures, L.P.	1,819,185
Sands Capital Life Sciences Pulse Fund, LLC	296,401
Sands Capital Global Venture Fund II, L.P.	592,803
Sands Capital Life Sciences Pulse Fund II, L.P	1,372,339
Deep Track Biotechnology Master Fund, Ltd.	2,964,016
Logos Opportunities Fund III, LP	741,004
TOTAL	17,784,224

Exhibit A

Certain Definitions

“Affiliate” or “Affiliate” means with respect to any specified Person, or any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person including without limitation any general partner, managing partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment manager with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least fifty percent (50%) of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

“Available Cash and Property” means (A) all cash funds of the Company on hand from time to time (other than cash funds obtained as Capital Contributions and cash funds obtained from loans to the Company) after payment of or provision for (i) all accrued operating expenses of the Company as of such time, (ii) all outstanding and unpaid current obligations of the Company as of such time, and (iii) a working capital reserve determined necessary or appropriate by the Board, and (B) property acquired by the Company that the Board, including the Requisite Investor Managers, determines to be appropriate for distribution; provided, however, that the Company will obtain the approval of a Unitholder Majority before making any non-cash distributions. For purposes of Section 6(b)(ii) and other applicable sections of this Agreement, the distribution of any non-cash assets shall be made on the basis of the fair market value of such assets as of the date of distribution, as determined in accordance with Section 6(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor federal revenue law.

“Confidential Information” shall mean all information regarding the Company, the Company’s activities, the Company’s business, clients or customers that is not generally known to persons not employed by the Company and that is not generally disclosed by the Company’s practice or authority to persons not employed by the Company. Notwithstanding the foregoing, Confidential Information shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right or contractual right of the Company, (ii) otherwise becomes available to a third-party and such third-party has no knowledge that such disclosure violated any Company right of confidentiality, (iii) was previously known by the recipient, or (iv) was independently developed by the recipient without recourse to the Confidential Information.

“Deemed Liquidation Event” means, unless otherwise approved by the Requisite Holders, (A) any consolidation or merger of the Company with or into any other entity or person, or any other company reorganization, other than any such consolidation, merger or reorganization in which the membership interests of the Company outstanding immediately prior to such consolidation, merger or reorganization (or securities into which such investors are converted), continue to represent at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred (each of (A) and (B), an “Acquisition”); provided that an Acquisition shall not include any transaction or series of transactions solely for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; and (C) a sale, lease, exclusive irrevocable license or other disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis (an “Asset Sale”).

“Fiscal Year” means the taxable year of the Company.

“Immediate Family” means a Member’s spouse or Spousal Equivalent, the lineal descendant or antecedent, brother or sister, of such Member or such Member’s spouse or Spousal Equivalent, or the spouse or Spousal Equivalent of any lineal descendant or antecedent, brother or sister of such Member, or such Member’s spouse or Spousal Equivalent, whether or not any of the above are adopted.

“Limited Information Access Member” means any Member that is not a Major Holder.

“Liquidation” shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Major Holder” means any Member that, individually or collectively with such Member’s Affiliates, holds at least an aggregate of 500,000 Series A-1 Preferred Units, 632,191 Series A-2 Preferred Units, 4,200,000 Series B Preferred Units, 1,028,370 Series C Preferred Units, or 741,004 Series C-1 Preferred Units (in each case, as adjusted in each case for unit splits, consolidations, and similar transactions).

“Members” shall refer collectively to the Persons listed on Schedule 1 hereto as Members and to any other Persons who are admitted to the Company as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement. “Member” shall mean any one of the Members.

“Original Purchase Price” means (i) for the Series A-1 Preferred Units, $1.00 per Series A-1 Preferred Unit, as adjusted for any split or combination of Series A-1 Preferred Units following the Effective Date, (ii) for the Series A-2 Preferred Units, $1.5818 per Series A-2 Preferred Unit, as adjusted for any split or combination of Series A-2 Preferred Units following the Effective Date, (iii) for the Series B Preferred Units, $2.1609 per Series B Preferred Unit, as adjusted for any split or combination of Series B Preferred Units following the Effective Date, (iv) for the Series C Preferred Units, $2.5931 per Series C Preferred Unit, as adjusted for any split or combination of Series C Preferred Units following the Effective Date, and (v) for the Series C-1 Preferred Units, $3.3738 per Series C-1 Preferred Unit, as adjusted for any split or combination of Series C-1 Preferred Units following the Effective Date.

“Person” shall mean any natural person, partnership, trust, estate, tax-deferred account, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Plan” means the Company’s 2014 Equity Incentive Plan, as amended from time to time.

“Preferred Participation Threshold Amount” for a Preferred Unit shall initially mean an amount equal to the Original Purchase Price for such Unit, and shall be reduced (but not below zero dollars ($0)) dollar-for-dollar by the amount by which distributions with respect to such Preferred Unit under Section 6(b)(ii)(2) were previously reduced by reason of the existence of the Preferred Participation Threshold Amount.

“Profits Interest” shall mean a Common Unit that is issued with a Profits Interest Threshold Amount (which may be zero) fixed on the date of issuance and is designated as a Profits Interest by the Board. A Common Unit with a Profits Interest Threshold Amount that is designated as a “Profits Interest” is intended to meet the definition of a “profits interest” in Internal Revenue Service Revenue Procedures 93-27 and 2001-43. A Profits Interest shall be treated as a Common Unit for all purposes of this Agreement except for adjustments of amounts distributable with respect to such Profits Interest as provided in Section 6(b)(iii).

“Profits Interest Threshold Amount” for a Common Unit issued as a Profits Interest shall mean an amount equal to the amount that would be distributed in respect of a Common Unit that has no Profits Interest Threshold Amount, if, immediately after the Profits Interest is issued, the Company were to liquidate completely and in connection with such liquidation (i) sell all of its assets at their fair market values as determined by the Board, (ii) settle all of its liabilities to the extent of the available assets of the Company (but limited, in the case of nonrecourse liabilities, to the value of the property securing such liability), and (iii) each Member were to pay to the Company at that time the amount of any obligation then unconditionally due to the Company, and then the Company were to distribute any remaining cash and other proceeds to the holders of Units in accordance with the distribution provisions of Section 6(b)(ii); provided, however, the Profits Interest Threshold Amount shall not be less than zero dollars ($0). The Board shall have the discretion to set any Common Unit’s Profits Interest Threshold Amount to equal an amount that is greater than the amount determined in the prior sentence. The Profits Interest Threshold Amount of a Common Unit issued as a Profits Interest shall be reduced (but not below zero dollars ($0)) dollar-for-dollar by the amount by which distributions with respect to such Common Unit were previously reduced by reason of the existence of the Profits Interest Threshold Amount.

“RA Capital Fund” mean, collectively, collectively, RA Capital Healthcare Fund, L.P. and RA Capital NEXUS Fund II, L.P..

“Requisite Holders” means Members holding a majority of the Preferred Units then outstanding, consenting or voting together as a single class on an as-converted to Common Units basis, which majority must include the Requisite Series C Holders.

“Requisite Investor Managers” means the Series C Preferred Manager and at least one (1) of the Series B Preferred Managers.

“Requisite Series C Holders” means the Members holding a majority of the Series C Preferred Units and Series C-1 Preferred Units then outstanding, consenting or voting together as a single class on an as-converted to Common Unit basis.

A person is deemed to be a “Spousal Equivalent” of a Member if either (A) the person is a registered domestic partner under applicable state law or (B) provided the following circumstances are true: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

“Treasury Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unreturned Original Purchase Price” means, with respect to each Preferred Unit, the excess of (i) the Original Purchase Price with respect to such Preferred Unit, minus (ii) the aggregate amount of all prior distributions made by the Company in respect of such Preferred Unit pursuant to Section 6(b)(ii)(1).

Exhibit B

Conversion of Preferred Units to Common Units

The holders of the Preferred Units shall have the following rights with respect to the conversion of the Preferred Units into Common Units (the “Conversion Rights”):

Section B2. Optional Conversion. Subject to and in compliance with the provisions of this Exhibit B, any Preferred Units may, at the option of the holder, be converted at any time into fully-paid and nonassessable Common Units. The number of Common Units to which a holder of Preferred Units shall be entitled upon conversion shall be the product obtained by multiplying (a) the applicable “Preferred Conversion Rate” for such series of Preferred Units then in effect (determined as provided in Section B2) by (b) the number of Series A-1 Preferred Units, Series A-2 Preferred Units, Series B Preferred Units, Series C Preferred Units or Series C-1 Preferred Units, as applicable, being converted.

Section B3. Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Preferred Units (the “Preferred Conversion Rate”) shall be the quotient obtained by dividing (a) the applicable Original Purchase Price for such series of Preferred Units by (b) the applicable “Preferred Conversion Price,” calculated as provided in Section B3.

Section B4. Preferred Conversion Price. The conversion price for each series of the Preferred Units shall initially be the applicable Original Purchase Price of such series of Preferred Units (the “Preferred Conversion Price”). Such initial Preferred Conversion Price shall be adjusted from time to time in accordance with this Exhibit B. All references to the Preferred Conversion Price herein shall mean the Preferred Conversion Price as so adjusted, for the applicable series.

Section B5. Mechanics of Conversion. Each holder of Preferred Units who desires to convert the same into Common Units pursuant to this Exhibit B shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Preferred Units, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number and series of the Preferred Units being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates (if any) for the number of Common Units to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Units (at the Common Units’ fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the Preferred Units being converted and (ii) in cash (at the Common Units’ fair market value determined by the Board as of the date of conversion) the value of any fractional Common Unit otherwise issuable to any holder of Preferred Units. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates (if any) or other written instrument representing the Preferred Units to be converted, and the person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on such date.

Section B6. Adjustment for Unit Splits and Combinations. If at any time or from time to time on or after the date that the first Series C-1 Preferred Unit is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Units without a corresponding division of the Preferred Units, the applicable Preferred Conversion Price for such series of Preferred Units in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding Common Units into a smaller number of units without a corresponding combination of such series of Preferred Units, the applicable Preferred Conversion Price for such series of Preferred Units in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section B5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

Section B7. Adjustment for Common Unit Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Units a dividend or other distribution in additional Common Units, the applicable Preferred Conversion Price for such series of Preferred Units then in effect shall be decreased as of the time of such issuance, as provided below:

(a) The applicable Preferred Conversion Price for such series of Preferred Units shall be adjusted by multiplying the applicable Preferred Conversion Price for such series of Preferred Units then in effect by a fraction:

(i) the numerator of which is the total number of Common Units issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which is the total number of Common Units issued and outstanding immediately prior to the time of such issuance plus the number of Common Units issuable in payment of such dividend or distribution;

(b) (i) If the Company fixes a record date to determine which holders of Common Units are entitled to receive such dividend or other distribution, the applicable Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of Common Units shall be calculated immediately prior to the close of business on such record date; and (ii) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Preferred Conversion Price shall be adjusted pursuant to this Section B6 to reflect the actual payment of such dividend or distribution.

Section B8. Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Units issuable upon the conversion of such series of Preferred Units is changed into the same or a different number of units of any class or classes, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Sale or a subdivision or combination of units or unit dividend provided for elsewhere in this Exhibit B), in any such event each holder of such series of Preferred Units shall then have the right to convert such units into the kind and amount of units and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of Common Units into which such series of Preferred Units could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Exhibit B with respect to the rights of the holders of such series of Preferred Units after the capital reorganization to the end that the provisions of this Exhibit B (including adjustment of the applicable Preferred Conversion Price of such series of Preferred Units then in effect and the number of units issuable upon conversion of the Preferred Units) shall be applicable after that event and be as nearly equivalent as practicable.

Section B9. Sale of Units Below Preferred Conversion Price.

(a) If at any time or from time to time on or after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section B8 to have issued or sold, Additional Common Units (as defined below), other than as provided in Section B5, B6 or B7 above, for an Effective Price (as defined below) less than the then effective applicable Preferred Conversion Price of a series of Preferred Units (a “Qualifying Dilutive Issuance”), then and in each such case, the then effective applicable Preferred Conversion Price of such series of Preferred Units shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Preferred Conversion Price of such series of Preferred Units in effect immediately prior to such issuance or sale by a fraction:

(i) the numerator of which shall be (A) the number of Common Units deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of Common Units which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Common Units so issued would purchase at such then effective applicable Preferred Conversion Price of such series of Preferred Units, and

(ii) the denominator of which shall be the number of Common Units deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Units so issued.

For the purposes of the preceding sentence, the number of Common Units deemed to be outstanding as of a given date shall be the sum of (A) the number of Common Units outstanding, (B) the number of Common Units into which the then outstanding Preferred Units could be converted if fully converted on the day immediately preceding the given date, and (C) the number of Common Units which are issuable upon the exercise and/or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. As used herein, the “Effective Price” of Additional Common Units shall mean the quotient determined by dividing the total number of Additional Common Units issued or sold, or deemed to have been issued or sold by the Company under this Section B8, into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section B8, for such Additional Common Units. In the event that the number of Additional Common Units or the Effective Price cannot be ascertained at the time of issuance, such Additional Common Units shall be deemed issued immediately upon the occurrence of the first event that makes such number of units or the Effective Price, as applicable, ascertainable.

(b) No adjustment shall be made to the applicable Preferred Conversion Price in an amount less than one cent ($0.01) per unit. Any adjustment required by this Section B8 shall be rounded to the nearest one cent ($0.01) per unit. Any adjustment otherwise required by this Section B8 that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the applicable Preferred Conversion Price.

(c) For the purpose of making any adjustment required under this Section B8, the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, the fair value of that property as determined in good faith by the Board, and (C) if Additional Common Units, Convertible Securities (as defined below) or rights or options to purchase either Additional Common Units or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Common Units, Convertible Securities or rights or options.

(d) For the purpose of the adjustment required under this Section B8, if the Company issues or sells (x) Preferred Units or other units, options, warrants, purchase rights or other securities convertible into, Additional Common Units (such convertible units or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Common Units or Convertible Securities and if the Effective Price of such Additional Common Units is less than the applicable Preferred Conversion Price for any series of Preferred Units, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Common Units issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such units an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(i) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(ii) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(iii) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(iv) No further adjustment of the applicable Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Units or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Common Units so issued were the Additional Common Units, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Common Units, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Units.

(e) For the purpose of making any adjustment to the Preferred Conversion Price of the Preferred Units required under this Section B8, “Additional Common Units” shall mean all Common Units issued by the Company or deemed to be issued pursuant to this Section B8 (including Common Units subsequently reacquired or retired by the Company), other than:

(i) Common Units issued upon conversion of the Preferred Units;

(ii) Common Units issued by reason of a dividend, unit split, split-up or other distribution on or subdivision of Common Units that is contemplated by Section B5, B6 or B7;

(iii) Common Units or Convertible Securities issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to unit purchase or option (or similar) plans or other arrangements that are approved by the Board, including the Requisite Investor Managers;

(iv) Common Units issued pursuant to the exercise or conversion of Convertible Securities outstanding as of the Original Issue Date;

(v) Common Units issued pursuant to a Qualified IPO;

(vi) Common Units or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance, joint venture or similar business combination approved by the Board, including the Requisite Investor Managers;

(vii) Common Units or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnership approved by the Board, including the Requisite Investor Managers, and for primarily non-equity financing purposes;

(viii) Common Units or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board, including the Requisite Investor Managers, and for primarily non-equity financing purposes; and

(ix) as to any particular series of Preferred Unit, any Common Units or Convertible Securities issued in connection with transactions that have been approved by the holders of a majority of the then outstanding units of such particular series of Preferred Unit (voting as a separate class) agreeing that such issuance is expressly deemed not to be Additional Common Units.

References to Common Units in the subsections of this clause (e) above shall mean all Common Units issued by the Company or deemed to be issued pursuant to this Section B8.

(f) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Common Units in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Common Units in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Preferred Conversion Price shall be reduced to the applicable Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

Section B10. Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Preferred Conversion Price for the number of Common Units or other securities issuable upon conversion of a series of Preferred Units, if such Preferred Units are then convertible pursuant to this Exhibit B, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Units so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement, as applicable, of (i) the consideration received or deemed to be received by the Company for any Additional Common Units issued or sold or deemed to have been issued or sold, (ii) the applicable Preferred Conversion Price of such series of Preferred Units at the time in effect, (iii) the number of Additional Common Units and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of such series of Preferred Units. Failure to request or provide such notice shall have no effect on any such adjustment. Each Major Holder shall be deemed to have requested such a certificate (in paper or digital form, whichever is standard for the Company) with respect to any adjustment to the Preferred Conversion Price applicable to any Preferred Units held by such Member.

Section B11. Notices of Record Date. Upon (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Sale, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Units at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Preferred Units) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Sale, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Units (or other securities) shall be entitled to exchange their Common Units (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Sale, dissolution, liquidation or winding up.

Section B12. Automatic Conversion.

(a) Each Preferred Unit shall automatically be converted into Common Units, based on the then-effective applicable Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of a Requisite Holders, consenting or voting together as a single class on an as-converted to Common Units basis, (B) the completion of a merger, consolidation, business combination or equity exchange transaction with a special purpose acquisition company approved by the Board (including the Requisite Investor Managers) in which the common stock (or similar securities) of the surviving or parent entity are listed on the New York Stock Exchange or the Nasdaq Stock Market, or another exchange or marketplace approved the Board (including the Requisite Investor Managers) or (C) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Units (or other common securities) for the account of the Company in which (i) the per unit price is at least (x) for a public offering occurring on or before September 18, 2021, $3.2414 (as adjusted for any unit dividends, combinations, splits, recapitalizations and the like with respect to such units after the date hereof), or (y) for a public offering occurring after September 18, 2021, $3.8897 (as adjusted for any unit dividends, combinations, splits, recapitalizations and the like with respect to such units after the date hereof) and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $75,000,000 (a “Qualified IPO”). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section B4.

(b) Upon the occurrence of any of the events specified in Section B11(a) above, the outstanding Preferred Units shall be converted automatically without any further action by the holders of such units and whether or not the certificates (if any) representing such units are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Common Units issuable upon such conversion unless the certificates evidencing such Preferred Units (if any) are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Units, the holders of Preferred Units shall surrender the certificates (if any) representing such units at the office of the Company or any transfer agent for the Preferred Units. Thereupon, to the extent applicable, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Units into which the Preferred Units surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section B4.

Exhibit C

Special Tax Allocation and Capital Account Maintenance Rules

Section C1. Additional Allocation Provisions.

(a) Limitations on Loss Allocation. Losses allocated to a Member pursuant to Section 7(a) shall not exceed the maximum amount of Losses that can be allocated without causing a Member to have a deficit in his, her or its Adjusted Capital Account at the end of any fiscal year. In the event that any Member would have a deficit in his Adjusted Capital Account as a consequence of an allocation of Losses pursuant to Section 7(a), the amount of Losses that would be allocated to such Member but for the application of this Section C1(a) shall instead be allocated to the other Members to the extent that such allocations would not cause such other Members to have deficits in their Adjusted Capital Accounts. To the extent no Member can be allocated Losses without such allocation causing such Member to have a deficit in his Adjusted Capital Account, such Losses shall be allocated as if this Section C1(a) were not in effect. Any allocation of items of income, gain, loss, deduction or credit pursuant to this Section C1(a) shall be taken into account in computing subsequent allocations pursuant to Section 7(a), and prior to any allocation of items in such Section so that the net amount of any items allocated to each Member pursuant to Section 7(a) and this Section C1(a) shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Member pursuant to the provisions of Section 7(a) if such allocation under this Section C1(a) had not occurred.

(b) Special Allocations. The following special allocations of this Section C1(b) shall be made prior to the allocations required under Section 7(a) and in the following order:

(i) Company Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section C1(b)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any provision of the Agreement to the contrary, and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This Section C1(b)(ii) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit in its Adjusted Capital Account shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible, provided that an allocation pursuant to this Section C1(b)(iii) shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocation provided for in this Exhibit C with respect to such fiscal year have been tentatively made as if this Section C1(b)(iii) were not in effect. This Section C1(b)(iii) is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

(iv) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in proportion to the number of Units then held by such Member.

(v) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be allocated to the Member(s) bearing the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(vi) Code Section 754 Adjustments. To the extent an adjustment to the adjusted basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4).

(c) Tax Allocations; Application of Code Section 704(c).

(i) Except as set forth in Section C1(c)(ii), all income, gains, losses and deductions of the Company shall be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts.

(ii) Income, gain, loss, deduction, and items thereof attributable to property contributed to the Company by a Member, and Company property that has been revalued pursuant to Section C2(b) shall for income tax purposes be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution or revaluation in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder. Such Section 704(c) allocations shall be made using the traditional method, as described in Treasury Regulations Section 1.704-3(b), in such manner as the Board determines.

Section C2. Capital Accounts.

(a) Capital Account Maintenance. The Capital Accounts of the Members shall be maintained in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section C1(a) or C1(b), and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Company asset distributed to such Member. The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Section 1.704-1(b)(2)(iv)(d)(2) of the Treasury Regulations,

(ii) To each Member’s Capital Account there shall be debited (i) the amount of money and the Book Value of any asset distributed to such Member pursuant to any provision of this Agreement, (ii) such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section C1(a) or C1(b), and (iii) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company, and

(iii) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Members), the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 6(b)(ii) hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(q) of the Treasury Regulations and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Treasury Regulations.

(b) Book Value and Revaluation of Company Property. “Book Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Book Value of Contributed Property shall be its Agreed Value.

(ii) The Book Value of all Company assets shall, solely if the Board deems it appropriate, be adjusted to equal their respective gross fair market values, as determined by the Board in accordance with Code Section 7701(g), as of the following times:

(A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution (as the term “de minimis” is used in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) or in exchange for services (if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the economic interests of the Members);

(B) the distribution by the Company to a retiring or continuing Member as consideration for Units in the Company of more than a de minimis amount of money or other Company property (if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the economic interests of the Members); and

(C) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

(iii) (A) If the Book Value of an asset has been determined or adjusted pursuant to Section C2(b)(ii)(A) or (B) of this Exhibit C, such Book Value shall thereafter be adjusted for the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

(B) If the Book Value is adjusted as required or permitted under this Agreement, the Member’s respective Capital Accounts shall also be adjusted to reflect the adjustments to the Book Value of such assets in accordance with Treasury Regulations Section 1.704-1(b)(2)(iii)(g).

(C) Where the Book Value of Company property may, but is not required to, be revalued, the decision of whether to revalue the Company property and the Members’ Capital Accounts, and the amount of any such adjustments shall be determined by the Board using such reasonable methods of valuation as the Board may adopt.

(c) Effective Termination Under Code Section 708(b)(1)(B). A transferee of all or part of a Member’s Units will succeed to the Capital Account (or portion thereof) relating to the interest transferred.

(d) Code Section 743 Adjustment. Except as is required by the Treasury Regulations, the Capital Account to which a transferee member succeeds pursuant to a Disposition shall not be adjusted to reflect any basis adjustment under Code Section 743.

Section C3. Definitions.

The capitalized words and phrases used in this Exhibit C, if not otherwise defined in the Agreement, shall have the following meanings (such meanings shall be equally applicable to both the singular and plural forms of such words and phrases):

(a) “Adjusted Capital Account” shall mean the balance in the Capital Account of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (i) credit to such Capital Account of any amounts the Member is obligated to restore, pursuant to the terms of the Agreement, the Contribution Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such Capital Account of the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6) of the Treasury Regulations.

(b) “Agreed Value” means the fair market value of Contributed Property as agreed to by the contributing Member, the other Members and the Company, using such reasonable method of valuation as they may adopt. However, if the value of any Contributed Property is redetermined by any federal or state agency or by any federal or state court having jurisdiction over the Company or the Members, the value set forth in this Agreement shall be modified and amended to reflect the value ultimately determined by said agency or court.

(c) “Company Minimum Gain” has the meaning given to the term “Partnership Minimum Gain” as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations, and any Member’s share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1).

(d) “Contributed Property” means any asset (excluding services and cash) contributed by a Member to the Company.

(e) “Depreciation” means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction, as computed for federal income tax purposes, allowable with respect to an asset of the Company for such year or other period, except that if the Book Value of a Company asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio at such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Board.

(f) “Member Nonrecourse Debt” has the meaning given to the term “Partner Nonrecourse Debt” as set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

(g) “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, determined in the same manner as “Partner Nonrecourse Debt Minimum Gain” would be determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

(h) “Member Nonrecourse Deductions” has the meaning given to the term “Partner Nonrecourse Deductions” as set forth in Section 1.704-2(i)(2) of the Treasury Regulations. For any Company taxable year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equal the net increase during the year, if any, in the amount of Member Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Member Nonrecourse Debt Minimum Gain.

(i) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

(j) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

(k) “Profits” and “Losses” means for each taxable year or other period an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(ii) any expenditures of the Company not deductible in computing its taxable income and not properly chargeable to capital account (as described in and within the meaning of Code Section 705 (a)(2)(B)) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

(iii) in lieu of depreciation, amortization and other cost recovery deductions taken into account for federal income tax purposes, there shall be taken into account Depreciation for such year or other period, computed in accordance with the definition of Depreciation set forth above;

(iv) any items that are specially allocated to a Member pursuant to Sections C1 shall not be taken into account in determining Profits and Losses; and

(v) for purposes of determining Profit or Loss upon the sale or other disposition of Company property, then in accordance with the Treasury Regulations under Code Section 704(b), the value of an asset properly reflected on the Company’s books at the time of sale or other disposition shall be substituted for the property’s adjusted tax basis if at the time of sale or disposition there is a variance in such value and adjusted tax basis.

Except as may be otherwise provided in this Agreement, all items that are components of Profits and Losses shall be divided among the Members in the same ratio as they share Profits and Losses.

DICE MOLECULES HOLDINGS, LLC

AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 to Amended and Restated Limited Liability Company Agreement (this “Amendment”) is made and entered into as of September 8, 2021, by and among DiCE Molecules Holdings, LLC, a Delaware limited liability company (the “Company”) and the persons and entities listed on the signature pages hereto. Capitalized used but not defined herein shall have the meanings given to such terms in the LLC Agreement (as defined below).

RECITALS

WHEREAS, the Company, certain investors (the “Existing Investors”) and certain members previously entered into that certain Fifth Amended and Restated Limited Liability Company Agreement dated as of August 20, 2021, as amended from time to time (the “LLC Agreement”).

WHEREAS, pursuant to Section 11(g) of the LLC Agreement, any term of the LLC Agreement may be amended or modified by the written consent of the Members hold at least a Unitholder Majority, subject to any additional approval of Members holding Preferred Units that may be required pursuant to Section 4(e), 4(f) or 4(g) of the LLC Agreement (the “Requisite Holders”).

WHEREAS, the undersigned constitute the Requisite Holders.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENT OF LLC AGREEMENT; UNIT SPLIT.

1.1. Amendment to Section 2(a)(ii). Section 2(a)(ii) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) As of the Effective Date, the Company shall be authorized to issue two classes of Units which are designated as Common Units (the “Common Units”) and Preferred Units (the “Preferred Units”). The Preferred Units shall be convertible into Common Units in accordance with the provisions set forth on Exhibit B. The Company shall at all times keep available a sufficient number of Common Units for issuance upon conversion of the Preferred Units. The Company shall be authorized to issue not more than (A) 27,476,500 Common Units and (B) 19,820,593 Preferred Units, of which (I) 875,000 are designated “Series A-1 Preferred Units” (the “Series A-1 Preferred Units”), (II) 702,433 are designated “Series A-2 Preferred Units” (the “Series A-2 Preferred Units”), (III) 5,937,481 are designated “Series B Preferred Units” (the “Series B Preferred Units”), (IV) 7,859,623 are designated “Series C Preferred Units” (the “Series C Preferred Units”) and (V) 4,446,056 are designated “Series C-1 Preferred Units” (the “Series C-1 Preferred Units”).”

1.2. Unit Split. Contingent and effective immediately upon the effectiveness of this Amendment (the “Effective Time”), and without further action on the part of the Company or the holders of (i) Common Units issued and outstanding immediately prior to the Effective Time (“Old Common Units”), (ii) Preferred Units issued and outstanding immediately prior to the Effective Time (“Old Preferred Units”), or (iii) Profits Interests and outstanding immediately prior to the Effective Time (the “Old Profits

Interests”), each then outstanding share of Old Common Units, Old Preferred Units and Old Profits Interests, shall be reconstituted and reclassified as one quarter of the units of the same class and series of Common Units, Preferred Units or Profits Interests, as applicable (the “Unit Split”). Furthermore, the Profits Interest Threshold Amount for each outstanding Profits Interest shall be proportionally adjusted to reflect the Unit Split. The Unit Split shall occur automatically whether or not the certificates representing such outstanding units have been surrendered to the Company or its transfer agent, provided, however, that the Company shall not be obligated to issue certificates evidencing the Common Units, Preferred Units or Profits Interests, as applicable, issuable as a result of the Unit Split unless the existing certificates evidencing the applicable units prior to the Unit Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

1.3. Amendment to Certain Definitions. The following definition contained on Exhibit A of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

““Original Purchase Price” means (i) for the Series A-1 Preferred Units, $4.00 per Series A-1 Preferred Unit, as adjusted for any split or combination of Series A-1 Preferred Units following the Effective Date, (ii) for the Series A-2 Preferred Units, $6.3272 per Series A-2 Preferred Unit, as adjusted for any split or combination of Series A-2 Preferred Units following the Effective Date, (iii) for the Series B Preferred Units, $8.6436 per Series B Preferred Unit, as adjusted for any split or combination of Series B Preferred Units following the Effective Date, (iv) for the Series C Preferred Units, $10.3724 per Series C Preferred Unit, as adjusted for any split or combination of Series C Preferred Units following the Effective Date, and (v) for the Series C-1 Preferred Units, $13.4952 per Series C-1 Preferred Unit, as adjusted for any split or combination of Series C-1 Preferred Units following the Effective Date.”

1.4. Amendment to Section B11(a). Section B11(a) of Exhibit B of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Each Preferred Unit shall automatically be converted into Common Units, based on the then-effective applicable Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of a Requisite Holders, consenting or voting together as a single class on an as-converted to Common Units basis, (B) the completion of a merger, consolidation, business combination or equity exchange transaction with a special purpose acquisition company approved by the Board (including the Requisite Investor Managers) in which the common stock (or similar securities) of the surviving or parent entity are listed on the New York Stock Exchange or the Nasdaq Stock Market, or another exchange or marketplace approved the Board (including the Requisite Investor Managers) or (C) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Units (or other common securities) for the account of the Company in which (i) the per unit price is at least (x) for a public offering occurring on or before September 18, 2021, $12.9656 (as adjusted for any unit dividends, combinations, splits, recapitalizations and the like with respect to such units after the date hereof), or (y) for a public offering occurring after September 18, 2021, $15.5588 (as adjusted for any unit dividends, combinations, splits, recapitalizations and the like with respect to such units after the date hereof) and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $75,000,000 (a “Qualified IPO”). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section B4.”

2.	GENERAL PROVISIONS.

2.1. References to LLC Agreement. All references to the LLC Agreement in the LLC Agreement or any agreements referenced therein shall hereinafter refer to the LLC Agreement as amended by this Amendment.

2.2. Full Force and Effect. Except as expressly modified by this Amendment, the terms of the LLC Agreement shall remain in full force and effect.

2.3. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.4. Effectiveness. The provisions of this Amendment shall be effective as to all parties to the LLC Agreement upon the execution hereof by the Requisite Holders.

2.5. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

2.6. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment, and the balance of the Amendment shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

2.7. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

2.8. Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than such laws.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

THE COMPANY:

DICE MOLECULES HOLDINGS, LLC

By:	/s/ Kevin Judice
Name:	Kevin Judice
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

RA CAPITAL NEXUS FUND II, L.P.

By:	RA Capital Nexus Fund II GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

By:	/s/ Erik Naviloff
Name:	Erik Naviloff
Title:	Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

NORTHPOND VENTURES, LP

By:	Northpond Ventures GP, its general partner

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory

NORTHPOND VENTURES II, LP

By:	Northpond Ventures II GP, LLC
Its:	General Partner

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

SOLEUS PRIVATE EQUITY FUND I, L.P.

By: Soleus Private Equity GP I, LLC
Its General Partner

By:	/s/ Steven J. Musumeci
Name:	Steven J. Musumeci
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

DRIEHAUS LIFE SCIENCES MASTER FUND, L.P.

By: Driehaus Capital Management LLC, its investment adviser

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel of Driehaus Capital Management LLC

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

SANDS CAPITAL GLOBAL VENTURE FUND II, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner
By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SANDS CAPITAL PRIVATE GROWTH FUND III-DC, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner
By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SANDS CAPITAL LIFE SCIENCES PULSE FUND, LLC

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

SANDS CAPITAL LIFE SCIENCES PULSE FUND II, L.P.

By:	Sands Capital Life Sciences Pulse Fund II-GP, L.P., its general partner

By:	Sands Capital Life Sciences Pulse Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

MEMBERS:

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT